LEASE AGREEMENT
(Group “A” Properties)

Between

WACHOVIA BANK, NATIONAL ASSOCIATION
as Tenant

and

FIRST STATES INVESTORS 4000B, LLC

as Landlord

Dated as of April 1, 2003

Property Name: ___________________________
Property: ___________________________
___________________________
___________________________
PID # ___________________________

PID #

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1.	Schedule A – Description of Leased Property
2.	Schedule B – Rent Schedule – Basic Rent
3.	Schedule C – Environmental Reports
4.	Schedule C-1 – Tenant’s Environmental and Asbestos Reports
5.	Schedule D – Title Reports
6.	Schedule E – Intentionally Omitted
7.	Schedule F – Termination Value
8.	Schedule G – Representations and Warranties for Substituted Parcels
9.	Schedule H – Group A Properties Subleases
10.	Schedule I – Form of Subordination, Non-Disturbance and Attornment Agreement

LEASE AGREEMENT

This Lease (the “Lease”), dated as of April 1, 2003, between FIRST STATES INVESTORS 4000B, LLC (“Landlord”), a Delaware limited liability company, having an office at c/o First States Group, L.P., 1725 The Fairway, Jenkintown, Pennsylvania 19046 and WACHOVIA BANK, NATIONAL ASSOCIATION (“Tenant”), having an address of Lease Administration-Corporate Real Estate, 401 South Tryon Street, NC0114, Charlotte, North Carolina 28288-0114.

BACKGROUND OF AGREEMENT

WHEREAS, First Union Corporation (now known as Wachovia Corporation), First Union National Bank of North Carolina, First Union National Bank of Georgia and First Union National Bank of Florida (Wachovia Corporation and said banks are collectively referred to herein as the “Original Tenants”), each a direct or indirect predecessor by merger to Tenant, and PREFCO V Limited Partnership (the predecessor in interest to PREFCO Five Limited Partnership), were parties to a certain Lease Agreement dated as of July 31, 1990 (as heretofore amended or modified,  the “Original Lease”); and

WHEREAS, First States Group, L.P. has acquired the interest of PREFCO Five Limited Partnership, as landlord, in and to the Original Lease, and, with respect to the Leased Property hereinafter described in Article 2, has assigned such interest to First States Investors 4000B, LLC; and

WHEREAS, First States Investors 4000C, LLC has also acquired from Carolina-Relco Limited Partnership, Newco 1 LLC and Newco 2 LLC the interest of the Remainderman in the Leased Property, and now First States Investors 4000B, LLC, as Landlord, owns the entire fee interest in the Leased Property; and

WHEREAS, Landlord and Tenant desire to terminate the Original Lease as it pertains to the Leased Property and enter into this Lease for the purpose setting forth their agreement respecting the Leased Property, all as more fully hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and intending to be legally bound, Landlord and Tenant covenant and agree as follows:

1.            DEFINITIONS:

As used in this Lease, the following terms have the meanings set forth below.  Defined terms used in the Background of Agreement above, but not defined below, shall have the meanings set forth in the Original Lease:

“Additional Improvements” shall have the meaning given to that term in paragraph (a) of Article 12 hereof.

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“Additional Rent” shall have the meaning given to that term in paragraph (f) of Article 4 hereof.

“Alteration Cost Threshold” shall have the meaning given to that term in paragraph (a) of Article 12 hereof.

“Appraisers” shall mean individuals having not less than five years current experience appraising commercial properties of a nature and type similar to that of the Leased Property in the geographic area where the Leased Property is located and who are licensed in those geographic areas where licenses are required and who either (i) hold an MAI designation conferred by the American Institute of Real Estate Appraisers and are in good standing as independent members thereof, or (ii) hold the Senior Member designation conferred by the American Society of Appraisers and are in good standing as independent members thereof, or any organizations succeeding thereto of similarly recognized national standing.

“Asbestos Report” shall mean the report, if any, relating to the presence of any asbestos on the Leased Property prepared for the Original Tenants and Tenant, and listed on Schedule C-1.

“Bankruptcy Act” shall mean Title 11 of the United States Code and any other Federal insolvency or similar law, now or hereafter in effect.

“Base Price Index” shall mean the CPI for March, 2003.

“Basic Rent” shall have the meaning given to that term in paragraph (b) of  Article 4.

“Business Day” shall mean any day except Saturdays, Sundays and the days observed by state chartered banks and national banks in the Commonwealth of Pennsylvania or the State of North Carolina as public holidays.

“Casualty” shall have the meaning given to that term in paragraph (a) of Article 13 hereof.

“Contaminated Leased Property” shall have the meaning given to that term in paragraph (e) of Article 10 hereof.

“CPI” shall mean the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for “All Urban Consumers” in the table entitled “Consumer Price Index: United States City Average,” or any successor index thereto, all Items (1982-84=100) for the calendar year in question.  In the event that the CPI is converted to a different standard reference base or otherwise revised, the determination of the Alteration Cost Threshold to be made pursuant to Article 12(a) hereof or pursuant to any other provisions of this Lease or other amounts hereunder to be determined by reference to the CPI shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics or, if not so published, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information, or if a conversion factor, formula or table is unavailable, Landlord and Tenant shall agree on another method to adjust the CPI, or any successor thereto, to the figure that would have been arrived at had the manner of computing the CPI in effect on the date of this Lease not been altered. If Landlord and Tenant fail to agree upon a conversion factor, formula, table or other method, the matter will be submitted for resolution by a nationally recognized firm of certified public accountants selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld, at Tenant’s expense.

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“Commencement Date” shall mean April 1, 2003.

“Condemnation” shall have the meaning given to that term in paragraph (a) of Article 13 hereof.

“Credit Rating” shall have the meaning given to that term in Article 29 hereof.

“Depository” shall have the meaning given to that term in paragraph (d) of Article 13 hereof.

“Environmental Laws” shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, Clean Air Act, the Federal Insecticide, Fungicide and Rodenticide Act and all applicable federal, state and local environmental laws, ordinances, rules, regulations and publications, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules, regulations and publications, now or hereafter existing relating to regulation or control of toxic or hazardous substances or materials.

“Environmental Report” means the report respecting the Leased Property prepared for Landlord or First States Group, L.P. and listed on Schedule C hereto relating to the presence and condition of any Hazardous Substances on the Leased Property, and the report, if any, respecting the Leased Property prepared for the Original Tenants and PREFCO Five Limited Partnership by Alliance Technologies Corporation and also prepared for Tenant by other consultants, and listed on Schedule C-1.

“Equipment” shall have the meaning given to that term in Article 2 hereof.

“Event” shall have the meaning given to that term in Article 29 hereof.

“event of default” shall have the meaning given that term in paragraph (a) of Article 23 hereof.

“Hazardous Substance” shall mean and include any, each and all substances or materials regulated pursuant to any Environmental Laws, including, but not limited to, any such substance, emission or material now or hereafter defined as or deemed to be a regulated substance, hazardous substance, toxic substance, pesticide, hazardous waste or any similar or like classification or categorization, thereunder.

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“Improvements” shall have the meaning given to that term in Article 2 hereof.

“Indemnitee” shall have the meaning given to that term in Article 10 hereof.

“Installment Payment Date” shall have the meaning given to that term in paragraph (b) of Article 4 hereof.

“Land” shall have the meaning given to that term in Article 2 hereof.

 “Landlord’s Lender” shall mean any lender or other entity providing financing to Landlord with respect to the acquisition, development or operation of the Leased Property, including, without limitation, any Landlord’s Mortgagee (as hereinafter defined) and any party to whom Landlord’s interest in this Lease is assigned as security with respect to any said financing.

“Landlord’s Mortgagee” shall mean the holder of a first mortgage or deed of trust given by Landlord which encumbers Landlord’s interest in the Leased Property.

“Landlord’s Yield” means Landlord’s nominal after-tax book yield and total after-tax cash flow per dollar of equity, on the basis of the same assumptions originally used by Landlord in computing Landlord’s Yield as of the Commencement Date. In the event that Landlord and Tenant are unable to agree to the amount of any adjustment of Basic Rent necessary to preserve Landlord’s Yield hereunder, the matter will be submitted for resolution by a nationally recognized firm of certified public accountants selected by Landlord and reasonably approved by Tenant.

“Leased Property” shall have the meaning given to that term in Article 2 hereof.

“Like Kind Use and Value” shall have the meaning given to that term in Article 13 hereof.

“Net Award” shall mean the entire award, compensation, insurance proceeds or other payment, if any, on account of any condemnation or casualty, less any expenses (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by Landlord in collecting such award, compensation, insurance proceeds or other payment and not paid (or reimbursed to Landlord) by Tenant pursuant to Article 13 hereof.

“Overdue Interest Rate” shall have the meaning given to that term in Article 22 hereof.

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“Permitted Encumbrances” shall mean, with respect to the Leased Property: (a) rights reserved to or vested in any public authority by the terms of any right, power, franchise, grant, license, permit or provision of law affecting the Leased Property, to (i) terminate such right, power, franchise, license or permit, provided that the exercise of such right would not materially impair the use of the Leased Property or materially and adversely affect the value thereof, or (ii) purchase, condemn, appropriate or recapture, or designate a purchaser of, the Leased Property or any portion thereof; (b) any liens thereon for taxes, assessments, fees and other governmental and similar charges referred to in Article 7 of this Lease, and any liens of mechanics, materialmen and laborers for work or services performed or material furnished in connection with the Leased Property, which are not due and payable, or which are not delinquent to the extent that penalties for nonpayment may be assessed, or the amount or validity of which are being contested as permitted by paragraph (d) of Article 7 hereof; (c) easements, rights-of-way, servitudes, restrictions and other minor defects, encumbrances and irregularities in the title to the Leased Property which do not materially impair the use of the Leased Property or materially and adversely affect the value thereof; (d) rights reserved to or vested in any public authority to control or regulate or use the Leased Property, which rights do not materially impair the use of the Leased Property or materially and adversely affect the value thereof; (e) any mortgage affecting Landlord’s interest in the Leased Property and any assignment of this Lease as further security for the note or notes secured thereby; and (f) all matters affecting title existing on the date of this Lease as set forth in Schedule D hereto, which shall include, without limitation, all title reports obtained in connection with the acquisition of the Leased Property by PREFCO V Limited Partnership and all title reports or commitments obtained by Landlord or First States Group, L.P. in connection with its acquisition of the Leased Property.

“QE” shall have the meaning given to that term in paragraph (b) of Article 4 hereof.

“Renewal Term” shall have the meaning given to that term in Article 3 hereof.

“Routine Condemnation” shall have the meaning given to that term in paragraph (e) of Article 13 hereof.

“SEC” shall have the meaning given to that term in paragraph (b) of Article 15 hereof.

“Security” shall have the meaning given to that term in Article 29 hereof.

“Substitute Parcel” shall have the meaning given to that term in Article 13 hereof.

“Surviving Entity” shall have the meaning given to that term in Article 29 hereof.

“Tenant’s Equipment” shall have the meaning given to that term in Article 2 hereof.

“Tenant’s Loss” shall have the meaning given to that term in paragraph (a) of Article 13 hereof.

“Term of this Lease” shall have the meaning given to that term in Article 3 hereof.

“Termination Date” shall have the meaning given to that term in paragraph (c) of Article 13 hereof.

“Termination Value” shall have the meaning given to that term in paragraph (c) of Article 13 hereof.

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“Third Party Offer” shall have the meaning given to that term in paragraph (b) of Article 16 hereof.

2.            DEMISE; TITLE; CONDITION:

Landlord hereby demises, leases and rents to Tenant, and Tenant hereby leases, hires and rents from Landlord, upon and subject to the terms, covenants, conditions and limitations hereinafter set forth, for the Term of this Lease, those certain parcels of land (the “Land”) together with all buildings, structures and improvements (the “Improvements”) thereon having a street address of [____________________________________________________________________________], all as more fully described in Schedule A hereto, and all easements and appurtenances thereto, and all other facilities, fixtures, machinery, apparatus, installations, equipment and other property (with the exception of computer systems, automated teller machines, bank security systems including closed circuit television systems, safe deposit boxes, modular vault, vault doors, night depository, teller equipment, counters, undercounter equipment, shelving, signs, surrounds, modular furniture, furniture, drive-in windows and equipment, satellite communications equipment including antennas, trade fixtures, machinery, equipment and other property of Tenant now or hereafter used or useful in connection with Tenant’s business, collectively, “Tenant’s Equipment”) used in connection with the maintenance and operation of the Improvements (including, but not limited to, all heating, ventilating, air conditioning, plumbing, and electrical equipment, lighting and lighting equipment, elevators and escalators, non-bank security systems, utility lines, refuse facilities, waste removal systems, generators, transformers, cooling towers, maintenance depots, power plants, storage tanks, fire pumps, fire control, sprinkler and stand pipe systems, emergency power and automatic transfer switches, air conditioning units, building and site controls, sewerage facilities, automated mail distribution systems and all associated piping, wiring, conduits, feeders, tracks, plumbing, and drainage facilities, but excluding tangible personal property of negligible value used by Tenant in connection with the maintenance and operation of the Improvements such as janitorial supplies and cleaning equipment) now or hereafter located on the Land and used or procured for use in connection with the Improvements (collectively the “Equipment”; the Land, the Improvements and the Equipment being hereinafter referred to individually or collectively from time to time as the context requires as the “Leased Property”).

If as of April 1, 2003, the Leased Property shall be subject to sublease(s) of all or a part of the Improvements, such subleases is/are listed on Schedule H hereto.  Tenant has heretofore delivered to Landlord true and correct copies of all of such sublease(s) in accordance with the requirements of paragraph 21(g) hereof.

The Leased Property is demised and let in its present condition without representation or warranty by Landlord, subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Landlord acquired title to the Leased Property, (c) any state of facts which an accurate survey or physical inspection might show, (d) all applicable laws, rules, regulations, ordinances and restrictions now in effect, and (e) any violations of such laws, rules, regulations, ordinances and restrictions which may exist at the commencement of the Term of this Lease. Tenant has examined the Leased Property, and Landlord’s title thereto, and has found the same to be satisfactory.

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Tenant acknowledges that Tenant is fully familiar with the physical condition of the Leased Property and that Landlord makes no representation or warranty, express or implied, with respect to same or the location, use, description, design, merchantability, fitness for use for a particular purpose, condition or durability thereof, or as to quality of the material or workmanship therein, or as to Landlord’s title thereto or ownership thereof, or otherwise; and all risks incidental to the Leased Property shall be borne by Tenant to the extent of matters which arise during the Term of this Lease. Landlord leases and Tenant accepts the Leased Property as is with all faults and in the event of any defect or deficiency of any nature in the Leased Property or any fixture or other item constituting a portion thereof, whether patent or latent, Landlord and Landlord’s Lender shall not have any responsibility or liability with respect thereto. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY LANDLORD OF, AND LANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

3.            TERM; RENEWAL OPTION:

Subject to the provisions hereof, Tenant shall have and hold the Leased Property for a term which shall begin as of the date hereof and end on March 31, 2023 (the “Term of this Lease”).  Except as otherwise expressly noted, the Term of this Lease shall also include any Renewal Term(s) properly exercised by Tenant as hereinafter provided.

Provided that no default has occurred and is continuing hereunder beyond any applicable cure period, and provided that Tenant is operating its business at the Leased Property, Tenant shall have the right, upon notice delivered to Landlord not fewer than twelve (12) months nor more than fifteen (15) months prior to the expiration of the then current term hereof, to renew this Lease for up to four (4) renewal terms of five (5) years each (each, a “Renewal Term” and collectively, the “Renewal Terms”).  It shall be a condition of the effectiveness of any such exercise by Tenant that no default shall have occurred and be continuing hereunder beyond any applicable cure period and that Tenant shall be in possession of the Leased Property both at the time of exercise and at the inception of the next ensuing Renewal Term.  Tenant shall not have the right to exercise its option to renew this Lease for more than one (1) Renewal Term at a time; provided, however, that at any time that two (2) or more Renewal Terms shall remain unexercised, then subject to the aforesaid conditions, Tenant shall have the right to exercise up to two (2) consecutive Renewal Terms with a single notice.  All of the terms, conditions, covenants and agreements contained herein shall continue with equal force and effect with respect to any Renewal Terms created by the proper exercise by Tenant of its option to renew as contained herein; provided, however, that the Basic Rent  shall be determined as provided in Article 4, paragraph (g) below.

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4.            RENT:

(a)           Basic Rent and Additional Rent.  Tenant shall pay to Landlord all Basic Rent and (to the extent payable to Landlord) Additional Rent by wire transfer of federal funds or collected funds immediately available to Landlord on the dates when rent is due as provided in Section 4(b) hereof, at Landlord’s address set forth above, or at such other place in the continental United States as Landlord may from time to time designate.

(b)           Amount of Installments.  During the Term of this Lease, Tenant shall pay to Landlord, the basic rent provided for in Schedule B annexed hereto (“Basic Rent”), in arrears, before 11:00 A.M. Eastern time on and as of the quarter ending (“QE”) on the last day of February, May, August and November of each year (the “Installment Payment Dates”) as set forth on Schedule B. If such payment is received after 11:00 A.M. Eastern time, such payment shall be deemed to be received by Landlord on the next succeeding Business Day.  Lessee shall pay to Landlord per diem interest at the Overdue Interest Rate from the date on which such payment was due to the date on which such payment is deemed to be received pursuant to this paragraph.

(c)           Intentionally Omitted.

(d)           Holidays.  If any Installment Payment Date falls on a day which is not a Business Day, Basic Rent shall be due and payable on the next succeeding Business Day without interest or penalty if paid on such Business Day.

(e)           Overdue Interest.  If Tenant shall fail to make any payment of Additional Rent pursuant to Article 4 hereof or purchase price for the Leased Property pursuant to Articles 13 or 16 hereof or as liquidated damages pursuant to paragraph (c) of Article 23 hereof in the amount and on the date provided for herein, Tenant shall be liable for interest on such late payment at the Overdue Interest Rate from the date such payment was due to and including the date such payment was received.

(f)           Additional Rent.  All amounts which Tenant is required to pay or discharge pursuant to this Lease in addition to Basic Rent (including any amount payable as the purchase price for the Leased Property pursuant to any provision hereof or as liquidated damages pursuant to paragraph (c) of Article 23) together with any interest or penalty which may be added for late payment thereof, shall constitute additional rent hereunder (“Additional Rent”). In the event of any failure by Tenant to pay or discharge any such amount, Landlord shall have all rights, powers and remedies provided for herein or by law or otherwise in the case of nonpayment of Basic Rent. Tenant may pay Additional Rent directly to the person entitled thereto.

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(g)           Rent During Renewal Term.  Basic Rent for and with respect to each Renewal Term shall be ninety (90%) percent of the annual fair market rent as determined by an independent appraisal of the Leased Property, which rent shall generate not more than a nine (9%) percent yield on the fair market value of the Leased Property (so long as Tenant’s (or any successor entity) credit is rated at least Aa3 by Moody’s or Standard and Poor’s equivalent), such appraisal to be for a retail branch bank use if and to the extent that at the time of the exercise of the renewal option the Leased Property is used as a retail bank facility.  The fair market rent shall be determined by an Appraiser selected by the parties, the cost of which appraisal shall be paid by Landlord.  In the event that the parties shall be unable to agree upon an Appraiser within thirty (30) days after the date that Tenant shall exercise its option to renew, then Landlord shall have the right, at its option, to invoke the following appraisal procedure by notice in writing to Tenant: Landlord and Tenant shall each appoint an Appraiser within ten (10) days next following receipt of Landlord’s notice to Tenant that Landlord has elected to invoke this appraisal procedure.  If either Landlord or Tenant fails to appoint an Appraiser, the fair market rent (described as aforesaid) shall be determined by the Appraiser which is appointed within such ten (10) day period.  Within thirty (30) days of appointment, the Appraiser or Appraisers shall determine the fair market rent, and if the two Appraisers so appointed are unable to agree upon the fair market rent, the fair market rent shall be the average of the amounts determined by the Appraisers if the greater amount is no more than one hundred and five (105%) percent of the lesser amount.  If the greater amount exceeds one hundred and five (105%) percent of the lesser amount, the determination shall be made by a third Appraiser, who shall be selected within five (5) days after the end of the thirty (30) day period referred to above, by the two Appraisers appointed by the parties.  Such determination shall be made by the third Appraiser within thirty (30) days of his/her appointment.  In such event, the fair market rent shall be the average of the two closest appraised amounts.  In the event the parties are unable to agree on an Appraiser and Landlord invokes the appraisal procedure outlined above, then in such event, Landlord and Tenant shall each pay one-half of the cost of the Appraisers; otherwise, Landlord agrees that it shall bear all costs associated with obtaining the aforesaid appraisals.

Basic Rent for each Renewal Term shall be determined as aforesaid, and once determined, shall remain fixed for each respective Renewal Term and shall be paid monthly in arrears, the provisions of Article 4 hereof regarding the payment of Basic Rent quarterly notwithstanding.

5.           USE:

Tenant may use the Leased Property for the financial services business or for any other lawful purpose, provided that any change in use shall not have any detrimental environmental effect on the Leased Property arising out of a violation or violations of Environmental Laws, or result in any increased risk of liability to Landlord, in Landlord’s reasonable judgment, and provided, further, that any and all alterations and improvements to the Leased Property shall be subject to the terms, conditions and limitations contained in Paragraph 12, below.  It is expressly agreed by Landlord that Tenant’s ceasing to do business at the Leased Property and vacating the Leased Property shall not constitute a default hereunder so long as the Leased Property continues to be maintained by Tenant as otherwise required by the terms hereof.

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6.            NET LEASE; NONTERMINABILITY:

(a)           Tenant to Pay All Costs.  This Lease is a “net lease” and Tenant’s obligations arising or accruing during the Term of this Lease to pay all Basic Rent, Additional Rent, and all other payments hereunder required to be made by Tenant shall be absolute and unconditional, and Tenant shall pay all Basic Rent, Additional Rent and all other payments hereunder required to be made by Tenant without notice, demand, counterclaim, set-off, deduction, or defense, and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever. All costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Property and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the Term of this Lease (whether or not the same shall become payable during such Term or thereafter) shall be paid by Tenant, and Landlord shall be indemnified and saved harmless by Tenant from and against the same other than by reason of Landlord’s willful misconduct or gross negligence. Tenant assumes the sole responsibility for the condition, use, operation, maintenance, underletting and management of the Leased Property, and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, costs, damages, losses and claims (including reasonable attorneys’ fees and expenses) to the extent of matters which arise or accrue during the Term of this Lease, and Landlord shall have no responsibility in respect thereof and shall have no liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever other than by reason of Landlord’s willful misconduct or gross negligence. Without limiting the generality of the foregoing, during the Term of this Lease Tenant shall perform all of the obligations of the sublessor under any sublease affecting all or any part of the Leased Property which Tenant may hereafter enter into as sublessor.

(b)           Nonterminability.  Except as otherwise expressly provided in Articles 10(e)(ii), 13(c) and(f), 16(b), 23(b)(ii) or 29(d) hereof, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation: (i) any damage to or destruction of the Leased Property; (ii) any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Leased Property (whether due to any defect in or failure of Landlord’s title to the Leased Property or otherwise); (iii) any condemnation, requisition or other taking or sale of the use, occupancy or title of or to the Leased Property; (iv) any action, omission or breach on the part of Landlord under this Lease or under any other agreement between Landlord and Tenant; (v) Tenant’s acquisition of ownership of the Leased Property, or any sale or other disposition of the Leased Property; or (vi) any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding.

(c)           Bankruptcy; Tenant to Remain Liable.  Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of subsections (c) and (f) of Article 13 hereof), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Leased Property, or to any abatement or deferment of any amount payable by Tenant hereunder, or for damage, loss or expense suffered by Tenant on account of any cause referred to in this Article 6 or otherwise.

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7.            TAXES AND OTHER CHARGES; LAW AND AGREEMENTS:

(a)           Taxes, Assessments.  Tenant shall pay and discharge, not later than the last day upon which the same may be paid without interest or penalty, all taxes, assessments, levies, fees, water and sewer rents and other governmental and similar charges, general and special, ordinary or extraordinary, and any interest and penalties thereon, which are levied or assessed and become due and payable with respect to the Term of this Lease, whether or not the same become payable during the Term of this Lease (including all of the taxes, assessments, levies, fees, water and sewer rents and other governmental charges for the year in which this Lease is executed which are now a lien but not yet due and payable) against (i) Landlord and which relate to Landlord’s ownership of the Leased Property, the use and occupancy of the Leased Property or the transactions contemplated by this Lease, (ii) the Leased Property or the interest of Tenant or Landlord therein, (iii) Basic Rent, Additional Rent or any other amount payable by Tenant hereunder, (iv) this Lease or the interest of Tenant or Landlord hereunder, (v) the use, occupancy, construction, repair or rebuilding of the Leased Property or any portion thereof, or (vi) gross receipts from the Leased Property. If any tax or assessment levied or assessed against the Leased Property may legally be paid in installments, Tenant shall have the option to pay such tax or assessment in installments. Anything in the preceding sentence or in this Lease to the contrary notwithstanding, nothing in this Lease shall require payment by Tenant of any income (including any capital gain), franchise, estate, inheritance, or similar taxes of Landlord or Landlord’s Mortgagee, unless such tax is in lieu of or a substitute for any other tax or assessment upon or with respect to the Leased Property, which, if such other tax or assessment were in effect, would be payable by Tenant hereunder. Tenant shall furnish to Landlord, promptly, and in any event within thirty (30) days after demand by Landlord, proof of the payment of any such tax, assessment, levy, fee, rent or charge which is payable by Tenant. Such taxes, assessments, levies, fees, water and sewer rents and other governmental charges shall be apportioned between Landlord and Tenant as of the date on which this Lease terminates or expires.

(b)           Utility Charge.  Tenant shall pay all charges for utility, communication and other services rendered or used on or about the Leased Property to the extent of such matters which arise or accrue during the Term of this Lease, whether or not payment therefor shall become due after the Term of this Lease.

(c)           Compliance with Laws.  Tenant shall at all times during the Term of this Lease, at Tenant’s own cost and expense, perform and comply with all laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of every government and municipality having jurisdiction over the Leased Property and of any agency thereof, relating to the Leased Property, or the Improvements, or the facilities or equipment thereon or therein, or the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the Leased Property, or the appurtenances to the Leased Property, or the franchises and privileges connected therewith, whether or not such laws, rules, orders, ordinances, regulations or requirements so involved shall necessitate structural changes, improvements, interference with use and enjoyment of the Leased Property, replacements or repairs, extraordinary as well as ordinary, and Tenant shall so perform and comply, whether or not such laws, rules, orders, ordinances, regulations or requirements shall now exist or shall hereafter be enacted or promulgated, and whether or not such laws, rules, orders, ordinances, regulations or requirements can be said to be within the present contemplation of the parties hereto.

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(d)           Contest Charges and Compliance.  Tenant shall have the right to contest, by appropriate proceedings, any tax, charge, levy, assessment, lien or other encumbrance, and/or any law, rule, order, ordinance, regulation or other governmental requirement affecting the Leased Property, and to postpone payment of or compliance with the same during the pendency of such contest, provided that in the event of such postponement or payment or noncompliance: (i) Tenant shall not postpone the payment of any such tax, charge, levy, assessment, lien or other encumbrance for such length of time as shall permit the Leased Property, or any lien thereon created by such item being contested, to be sold by federal, state, county or municipal authority for the non-payment thereof; (ii) Tenant shall not postpone compliance with any such law, rule, order, ordinance, regulation or other governmental requirement if Landlord will thereby be subject to civil liability or criminal prosecution, or if any municipal or other governmental authority shall commence a process according to applicable law to carry out any work to comply with the same or to foreclose or sell any lien affecting all or part of the Leased Property which shall have arisen by reason of such postponement or failure of compliance; and (iii) Tenant shall pay, in a timely fashion, all Basic Rent and Additional Rent (other than any item of Additional Rent that Tenant is permitted to contest pursuant to this Lease, so long as Tenant satisfies all of the requirements of this Lease relating to such contest) which shall become due and payable under this Lease.

8.            LIENS:

Tenant will promptly, but no later than sixty (60) days after the filing thereof, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon the Leased Property, or any Basic Rent, or Additional Rent which arises for any reason, including all liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Tenant for the Leased Property, but not including any Permitted Encumbrances. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Leased Property or any part thereof through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Leased Property. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrance as aforesaid, Landlord may discharge such items by payment or bond or both, and Tenant will repay to Landlord, upon demand, any and all amounts paid by Landlord therefor, or by reason of any liability on such bond, and also any and all incidental expenses, including reasonable attorneys’ fees, incurred by Landlord in connection therewith.

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9.            INDEMNIFICATION; FEES AND EXPENSES:

(a)           Indemnification by Tenant.  Tenant shall pay, and shall protect, defend, indemnify and hold Landlord and Landlord’s Lender harmless from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), claims, demands or judgments of any nature arising from or in connection with the following events to the extent such events arise during the Term of this Lease: (i) any injury to, or the death of, any person or any damage to or loss of property on the Leased Property or growing out of or directly or indirectly connected with the ownership by Landlord, use, nonuse, occupancy, construction, repair or rebuilding of the Leased Property (or adjoining property, to the extent that any loss or damage to adjoining property arises from or out of the Leased Property), or resulting from the condition thereof, other than any injury, death, damage or loss arising out of Landlord’s or Landlord’s Lender’s willful misconduct or gross negligence; and (ii) violation by Tenant of any provision of this Lease whether or not such violation results in a violation of any provision of any mortgage affecting Landlord’s interest in the Leased Property, or of any law, rule, regulation, ordinance or restriction, now or hereafter in effect and affecting the Leased Property, or of any lease or other agreement relating to the Leased Property now or hereafter in effect to which Tenant is a party or by which Tenant is bound, or of any agreement of which Tenant now has actual or constructive notice and which is now in effect, affecting the Leased Property or the ownership by Landlord, use, nonuse, occupancy, construction, repair or rebuilding thereof.

(b)           Notice; Proceedings.  Should any event occur for which any party hereto is entitled to indemnification pursuant to this Article 9 or other provisions of this Lease, such party shall provide prompt written notice to the other parties describing the nature of such claim. The indemnifying party may assume responsibility for any action to be taken to contest the claim, provided that the indemnifying party will notify the indemnitees in writing of its intention to contest such claim within thirty (30) days after receipt of notice of the claim from the indemnitees. The indemnifying party, at its sole expense, may control all proceedings relating to such contest. The indemnitees will cooperate with the indemnifying party in contesting such claim, provided that the indemnifying party indemnifies and holds harmless the indemnitees for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) relating to contesting such claim.

10.          ENVIRONMENTAL MATTERS:

(a)           Representations.  Tenant represents and warrants to Landlord that:

(i)           to the best of Tenant’s knowledge, except as described in the Environmental Report and the Asbestos Report, the Leased Property complies with all Environmental Laws;

(ii)           no notices, complaints or orders of violation or non-compliance with Environmental Laws have been received by Tenant and to the best of Tenant’s knowledge, no federal, state or local environmental investigation is pending or overtly threatened with regard to the Leased Property or any use thereof or any alleged violation of Environmental Laws with regard to the Leased Property;

(iii)           the Leased Property has not been used by Tenant or, to the best of Tenant’s knowledge, except as described in the Environmental Report, by any prior owner to generate, manufacture, refine, produce, or process, or to store, handle, transfer or transport any Hazardous Substance (other than in connection with the operation and maintenance of the Leased Property and in commercially reasonable quantities as a consumer thereof and in compliance with Environmental Laws);

(iv)           to the best of Tenant’s knowledge, and except as described in the Environmental Report, no underground storage tanks or surface impoundments have been installed in the Leased Property in violation of applicable Environmental Laws and, to the best of Tenant’s knowledge and except as described in the Environmental Report, there exists no petroleum contamination in violation of applicable Environmental Laws to the Leased Property which originated on or off the Leased Property;

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(v)           to the best of Tenant’s knowledge, and except as described in the Environmental Report and in the Asbestos Report, the Leased Property is free of Hazardous Substances and friable asbestos, the removal of which is required or the maintenance of which is prohibited or penalized by any Environmental Law;

(vi)          to the best of Tenant’s knowledge, and except as described in the Environmental Report and the Asbestos Report, the Leased Property contains no Hazardous Substances or friable asbestos which could materially adversely affect any person, the environment or any Property or in any case or in the aggregate, could impose a material liability on Landlord or Landlord’s Mortgagee; and,

(vii)         neither the Environmental Report nor the Asbestos Report discloses any violation of any Environmental Law which, individually or in the aggregate would materially and adversely affect the financial position, business or operations of Tenant, taken as a whole.

(b)           Environmental Covenants.  Tenant covenants that during the Term of this Lease it (i) shall comply, and cause the Leased Property to comply, with all Environmental Laws applicable to the Leased Property, (ii) shall prohibit the use of the Leased Property for the generation, manufacture, refinement, production, or processing of any Hazardous Substance or for the storage, handling, transfer or transportation of any Hazardous Substance (other than in connection with the operation and maintenance of the Leased Property and in commercially reasonable quantities as a consumer thereof and in compliance with Environmental Laws), (iii) shall not install or permit the installation on the Leased Property of any underground storage tanks or surface impoundments and shall not permit there to exist any petroleum contamination in violation of applicable Environmental Laws to the Leased Property originating on or off the Leased Property (other than in connection with the use, operation and maintenance of the Leased Property and then only in compliance with applicable Environmental Laws and all other applicable laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated of every government and municipality having jurisdiction over the Leased Property and of any agency thereof) or asbestos-containing materials in violation of applicable Environmental Laws and (iv) shall cause any alterations of the Leased Property to be done in a way so as to not expose the persons working on or visiting the Leased Property to Hazardous Substances and in connection with any such alterations shall remove any Hazardous Substances present upon the Leased Property which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Leased Property.  With respect to any violation of applicable Environmental Laws related to the Leased Property caused by Hazardous Substances originating off of the Leased Property and not generated therefrom by Tenant, its agents, employees or contractors, Landlord, authorizes Tenant to institute any action against the party responsible for such violation.  So long as Tenant is diligently pursuing all available recourse against the party responsible for such violation, and so long as such violation does not pose a risk to public health, materially threaten the use of the Leased Property or the value thereof, or expose Landlord or Landlord’s Lender, in any manner, to any claim or liability, Tenant may defer taking remedial measures to correct the violation caused by Hazardous Substances originating off of the Leased Property; provided, however that such period of deferral may be terminated by Landlord or Landlord’s Lender at any time if either Landlord or Landlord’s Lender, each in its sole and absolute discretion, believes that the public health, the use of the Leased Property or the value thereof are threatened by such violation or such Hazardous Substances.  In no event shall the ability to defer remedial measures relieve Tenant of the responsibility therefor, which responsibility shall expressly survive the expiration or sooner termination of this Lease.

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(c)           Notice; Right to Contest.  As soon as reasonably possible after obtaining knowledge thereof, Tenant shall give to Landlord notice of the occurrence of any of the following events: (i) the failure of the Leased Property to comply with any Environmental Law; (ii) the receipt by Tenant or any sublessee or assignee of Tenant of any notice, complaint or order of violation or non-compliance of any nature whatsoever with regard to the Leased Property or the use thereof with respect to Environmental Laws; or (iii) the receipt by Tenant or any sublessee or assignee of Tenant of any notice of a pending or threatened investigation that Tenant’s (or its sublessees’ or assignees’) operations on the Leased Property are not in compliance with any Environmental Law. Tenant shall have the right to contest, by appropriate proceedings, any notice, complaint, order or finding of violation or non-compliance with any Environmental Laws affecting the Leased Property or any use thereof by Tenant or its sublessees or assignees, provided the same will not thereby subject Landlord or Landlord’s Lender to civil liability or criminal prosecution or permit any municipal or other governmental authority to commence a process according to applicable law to carry out any work to comply with the same or to foreclose or sell any lien affecting all or any portion of the Leased Property which may arise in connection therewith. If Tenant determines that any Property is in violation of an Environmental Law, Tenant will promptly give Landlord written notice thereof notwithstanding the fact that the matter giving rise to such violation may have been disclosed in the Environmental Report delivered to Landlord and Landlord’s Lender.

(d)           Audit.  At any time that an event of default shall have occurred and be continuing, or a notice, complaint, or order or finding of violation or non-compliance with Environmental Laws shall have been issued with respect to one or more parcels comprising the Leased Property, at the request of Landlord or Landlord’s Lender, Tenant shall cause to be performed an environmental audit or risk assessment of the relevant portion of the Leased Property and the then uses thereof and Landlord shall retain the right, but not the obligation, to cause to be performed such audit or assessment.  Such an environmental audit or assessment shall be performed by an environmental consultant selected by Landlord and shall include a review of the uses of the Leased Property and an assessment of the possibility of violation or non-compliance of the same with Environmental Laws. All reasonable costs and expenses incurred by Landlord or Landlord’s Lender in connection with such environmental audit or assessment shall be paid by Tenant within fifteen (15) days after demand by Landlord or Landlord’s Lender.

(e)           Contaminated Leased Property.  If at any time an event or condition shall have occurred and be continuing which results in the Leased Property or any portion thereof being in violation of any Environmental Law, or a notice, complaint, or order or finding of violation or non-compliance with any Environmental Law shall have been received by Tenant with respect to the Leased Property (“Contaminated Leased Property”), Tenant shall either:

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(i)            diligently perform all remedial work to the Contaminated Leased Property at its own cost and expense to bring the Contaminated Leased Property into full compliance with Environmental Laws and the requirements of this Article 10 by not later than the end of the Term of this Lease, provided, that (x) at the time the remedial work begins and at all times while the remedial work is continuing, Tenant has a Credit Rating of Baa1 or higher and a net worth of One and One-Half Billion Dollars ($1,500,000,000) or higher, or (y) (A) the cost of such remedial work is less than One Million Dollars ($1,000,000) with respect to the Contaminated Leased Property at the outset and at all times while the remedial work is continuing, as determined by an environmental consultant selected by Tenant and approved by Landlord and Landlord’s Lender, which approval shall not be unreasonably withheld or delayed, and (B) in the opinion of an environmental consultant selected by Tenant and approved by Landlord and Landlord’s Lender, which approval shall not be unreasonably withheld or delayed, the remedial work can be completed within one year and in no event later than the end of the Term of this Lease (the consultant’s reports referred to in (A) and (B) above being provided at the beginning of the remediation period and updated every forty-five (45) days thereafter); or

(ii)           substitute a Substitute Parcel for such Contaminated Leased Property or, if substitution cannot be practically and economically accomplished according to Tenant’s good faith determination, terminate this Lease with respect to such Contaminated Leased Property in accordance with the terms and conditions of paragraph (c) of Article 13 hereof within sixty (60) days of delivery of notice of any violation of any Environmental Law to Landlord in accordance with this Lease.

(f)           Asbestos Program.  If the Leased Property is now or hereafter known by Tenant to contain asbestos, Tenant shall continue its present program or shall implement a program for monitoring and maintaining any asbestos contained in the Improvements in a manner designed to minimize the risk of harm resulting from its presence.  Tenant represents that its present asbestos program includes (i) procedures to monitor the condition of any asbestos known to be contained in the Improvements, to notify employees and third party contractors engaged to do work in the Leased Property of a sort which might increase the risk of exposure to asbestos and to cause any such work to be done in a manner which minimizes the risk of such increased exposure, (ii) procedures to remove any asbestos, the condition of which might be disturbed by any alterations or renovations of the Leased Property undertaken by Tenant, prior to undertaking to do such alterations or renovations, and (iii) plans to remove promptly any asbestos which is revealed by the monitoring program to have deteriorated in condition to a point which creates a significant risk of exposure or the removal of which is required by any Environmental Laws.  Tenant shall also continue its present practices respecting the possibility of the existence of asbestos in properties not known to contain asbestos, which include (i) requiring qualified property operations and maintenance personnel to conduct periodic inspections of the Leased Property and to report the presence of any material suspected to be asbestos found in the course of inspections of the Leased Property, (ii) inspection of properties so reported to confirm the presence or absence of asbestos, and (iii) inspection of affected areas of Improvements prior to and during alteration, repair or renovation to confirm the presence or absence of asbestos.

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(g)           Indemnification.  Tenant agrees to indemnify, defend and hold harmless Landlord and each and all of Landlord’s members, partners, shareholders, officers, directors, employees, attorneys and agents and Landlord’s Lender and all of Landlord’s Lender’s members, partners, shareholders, officers, directors, employees, attorneys and agents (collectively called the “Indemnitees”) from and against any and all losses (including, without limitation, diminution in value of the Leased Property), liabilities (including, without limitation, strict liability), suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel and consultants for such Indemnitees), which may be suffered or incurred by, or asserted against, an Indemnitee and which arise directly or indirectly out of a violation prior to and during the Term of this Lease of this Article 10 or arise directly or indirectly from the presence of Hazardous Substances on the Leased Property prior to or during the Term of this Lease in amounts or concentrations requiring remediation under applicable law or by order of governmental authority.

(h)           Survival.  The warranties and obligations of Tenant, and the rights and remedies of Landlord under this Article 10, are in addition to and not in limitation of any other warranties, obligations, rights and remedies provided in this Lease or otherwise at law or in equity and shall survive the substitution of the Leased Property in accordance with Article 13 hereof and the termination of this Lease, either pursuant to the terms hereof or following an event of default.

11.          MAINTENANCE AND REPAIR:

Tenant will, at its cost and expense, keep and maintain the Leased Property in good repair and condition, and will make all structural and non-structural, and ordinary and extraordinary changes, repairs and replacements which may be required to be made upon or in connection with the improvements to the Leased Property in order to keep the same in good repair and condition. Landlord shall not be required to maintain, alter, repair, rebuild or replace any Improvements on the Leased Property or to maintain the Leased Property, and Tenant expressly waives the right to make repairs at the expense of Landlord pursuant to any law at any time in effect.

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12.          ALTERATIONS, ADDITIONS AND CONSTRUCTION BY TENANT:

(a)           No Consent for Certain Alterations; Additional Improvements.  If Tenant complies with the requirements of this Article 12(a), Tenant may, without the consent of Landlord, at its own cost and expense, make additions or improvements to or alterations of the Improvements now or hereafter erected on the Leased Property, including, without limitation, the construction of new buildings and improvements and the demolition of existing Improvements to replace them with new buildings and improvements (“Additional Improvements”); provided that if and to the extent that the Leased Property is improved as a retail bank facility prior to such additions, improvements or alterations, the Leased Property shall continue to be used as a retail bank facility thereafter.  Landlord acknowledges that (a) the design, plans and physical configuration of a retail bank facility are subject to change to reflect Tenant’s then current design standards for retail bank facilities, as well as the prevailing standards for retail bank facilities observed by national banks within the same geographic region, and (b) additions, improvements, or alterations made by or for Tenant to physically adapt and improve its retail bank facility to meet such internal or industry standards shall not itself constitute a change in use from a retail bank facility.  In the event that such Additional Improvements are estimated to have a cost less than Seven Hundred Fifty Thousand ($750,000) Dollars (the “Alteration Cost Threshold”), Tenant may make such Additional Improvements without the consent of Landlord.  Commencing on and as of the first anniversary of the Commencement Date and on and as of each anniversary of the Commencement Date thereafter, the Alteration Cost Threshold for the following twelve month period shall be calculated as the amount equal to the product derived by multiplying Seven Hundred Fifty Thousand ($750,000) Dollars by one (1) plus the percentage by which the CPI for such calendar year exceeds the Base Price Index. In the event the information necessary to calculate the Alteration Cost Threshold shall not have been published in sufficient time to permit such calculation to be made on or before the anniversary of the Commencement Date, the Alteration Cost Threshold shall be calculated by using the CPI for the latest month for which it has been published. After publication of the relevant information, Landlord and Tenant shall make appropriate adjustment of the Alteration Cost Threshold.  In no event shall the Alteration Cost Threshold be reduced as a result of any decrease in the CPI.

Tenant may, subject to the terms and conditions contained in this Article 12, at its own cost and expense, with the prior written consent of Landlord (which consent will not be unreasonably withheld), make Additional Improvements with an estimated cost in excess of the Alteration Cost Threshold. Notwithstanding the foregoing, Tenant shall not make any Additional Improvements in violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property. The making of all such Additional Improvements shall be subject to the following conditions:

(i)            Title to Additional Improvements.  Title to any such Additional Improvements shall immediately vest in Landlord and shall be a part of the Leased Property and subject to the terms, covenants and conditions of this Lease;

(ii)           Authorizations.  No Additional Improvements shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal and other governmental authorities having jurisdiction of the Leased Property. Landlord shall, at Tenant’s expense, join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is necessary;

(iii)           Standard of Construction.  The making of the Additional Improvements shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations, ordinances and restrictions then in effect;

(iv)           Approval of Architect or Engineer May be Required.  The making of any Additional improvements involving changes estimated to have a cost (as defined in paragraph (c) of Article 12 hereof) in excess of the Alteration Cost Threshold shall be conducted under the supervision of an architect or engineer employed or engaged and paid by Tenant and approved in writing by Landlord, which approval shall not be unreasonably withheld and which architect or engineer shall be deemed approved by Landlord if such approval or denial is not received within ten (10) Business Days after receipt of said notice; and neither shall be undertaken except in accordance with detailed plans and specifications and cost estimates prepared by Tenant and approved by Landlord, which approval shall not be unreasonably withheld and which plans and specifications shall be deemed approved by Landlord if such approval or denial is not received within ten (10) Business Days after receipt of said notice;

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(v)           No Adverse Effect on Fair Market Value.  Any Additional Improvements shall, when completed, be of such a character as not to adversely affect the fair market value of the Leased Property or any part thereof, as general purpose buildings, self-contained structural unit(s), capable of being operated independently of any other buildings or improvements, and prior to commencement of construction of the Additional Improvements, if the cost thereof shall be in excess of the Alteration Cost Threshold, Tenant shall furnish Landlord with a certificate (which may be in letter form) confirming that said Additional Improvement is of such a character as to not to adversely affect the fair market value of the Leased Property or any part thereof; if required by Landlord’s Lender, an Appraiser reasonably acceptable to Landlord and Tenant shall resolve any objections made by Landlord to such certificate by appraising, at Tenant’s cost and expense, the Leased Property in question both with or without such Additional Improvements;

(vi)          No Liens.  Subject to the provisions of Article 8, the cost of any Additional Improvements shall be paid by Tenant when due so that the Leased Property shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Leased Property;

(vii)         Insurance.  During the period when any demolition or construction in connection with any Additional Improvements is underway, Tenant, or its contractors and subcontractors, shall maintain the following insurance (in addition to the insurance required to be maintained by Tenant pursuant to the provisions of Article 14 hereof): (A) completed value builders risk insurance for the Leased Property, including all building materials thereon, covering loss or damage from fire, lightning, extended coverage perils, sprinkler, leakage, vandalism, malicious mischief and perils insured in an amount not less than the cost, as estimated by Tenant, of the construction of the Additional Improvements and (B) workmen’s compensation insurance covering the full statutory liability as an employer of the contractor performing the work of making such Additional Improvements;

(viii)        Certificate of Occupancy.  Upon completion of the making of the Additional Improvements in accordance with paragraph (a) of this Article 12, Tenant shall furnish Landlord with all Certificates of Occupancy or other certificates required by applicable laws;

(ix)           Survey.  In the case of any Additional Improvements constituting or including construction of, or a change in the exterior walls of, a building, Tenant, upon completion of Additional Improvements, shall furnish Landlord with a survey showing the location of said Additional Improvements prepared by a licensed surveyor and reasonably acceptable to Landlord and certified to Landlord, and Landlord’s Lender; and

(x)           Income Tax.  The making of Additional Improvements shall not constitute income to Landlord and shall not result in some or all of the federal, state or municipal income tax deductions which Landlord would otherwise be permitted to report with respect to the Leased Property or this Lease being deferred or denied or cause this Lease not to be a true lease for federal income tax purposes.

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Without diminishing or impairing Landlord’s rights of receipt, consent and approval as set forth in this Article 12(a) and subject to Tenant’s compliance with the terms and conditions of this Article 12, Landlord shall be deemed to have consented to the making of any Additional Improvements with an estimated cost in excess of the Alteration Cost Threshold if Landlord’s consent or denial is not received by Tenant within thirty (30) days after Landlord’s receipt of a notice from Tenant identifying the Leased Property and describing the proposed Additional Improvements in reasonable detail.

(b)           Tenant’s Equipment.  Tenant may, at its own cost and expense, install or place upon or remove and reinstall and replace at the Leased Property Tenant’s Equipment or the Equipment. Any such Tenant’s Equipment shall not become the property of Landlord (other than replacements of Equipment which is the property of Landlord, which replacement shall also be the property of Landlord). Replacements of Equipment which are property of the Landlord shall be of at least equal quality and fair market value to the replaced Equipment when the replaced items were new. Tenant shall repair any damage caused by removal of Equipment from the Leased Property, at Tenant’s own cost and expense.

(c)           “Costs” Defined.  For the purposes of this Article 12, the term “cost” shall include (i) all costs and expenses properly charged or chargeable, in accordance with generally accepted accounting principles, as capital expenditures in connection with the making of the Additional Improvements, and including, without limitation, reasonable attorneys’, architects’ and engineers’ fees, interest charges during construction and the fees and charges for the preparation of the plans and specifications relating to such Additional Improvements, and (ii) survey charges pursuant to the provisions of clause (ix) of paragraph (a) of this Article 12.

13.          CONDEMNATION AND CASUALTY; SUBSTITUTION:

(a)           Assignment of Proceeds; Tenant Authorized to Act for Landlord.  Except as provided herein, Tenant hereby assigns to Landlord any award, compensation, insurance proceeds or other payment (including any self insurance amounts) to which Tenant may become entitled by reason of its interest in the Leased Property, other than any award, compensation or insurance payment made to Tenant for interruption or loss of business, for moving expenses or for any inventory, machinery, equipment or other personal property belonging to Tenant (hereinafter referred to as “Tenant’s Loss”) by reason of (i) damage to or destruction of the Leased Property by fire or other casualty or cause (a “casualty”), or (ii) by reason of any condemnation, requisition or other taking or sale of the use, occupancy, access, or title to the Leased Property or any portion thereof in, by or on account of any actual or threatened eminent domain proceeding or other action by any governmental authority or other person having the power of eminent domain (a “condemnation”).  Tenant is hereby authorized and empowered, at its cost and expense, in the name and on behalf of Landlord, Tenant or otherwise, to appear in any such proceeding or other action, to negotiate, accept and prosecute any claim for any award, compensation, insurance proceeds or other payment on account of any such casualty or condemnation, and to cause any such award, compensation, insurance proceeds or other payment to be paid to Landlord, except that Tenant shall be entitled to submit a claim for Tenant’s Loss and receive and retain any award applicable thereto. All amounts so paid or payable to Landlord or Tenant shall be retained or paid over to the party entitled thereto in accordance with the provisions of this Article 13.  Tenant shall take all appropriate action in connection with each such claim, proceeding or other action, however    Landlord and Landlord’s Lender may participate in such proceeding(s), and Tenant shall deliver all instruments reasonably requested by Landlord and Landlord’s Lender to permit such participation, and shall pay all costs and expenses in connection therewith.

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(b)           Partial Damage or Condemnation; Restore/Repair or Substitute.  If less than substantially all of the Leased Property shall be damaged or destroyed by casualty, or condemned, then Tenant shall give prompt written notice thereof to Landlord, and this Lease shall continue in full force and effect, and Tenant shall either (i) proceed at Tenant’s own cost and expense and in conformity with the requirements set forth in paragraph (a) of Article 12 hereof with reasonable diligence and promptness to carry out any necessary demolition and to restore, repair, replace, and/or rebuild the Leased Property in order to restore the Leased Property, as nearly as practicable, to substantially the same condition, design and construction as that which existed immediately prior to such casualty or condemnation or, if the Leased Property is restored to a different condition, design or construction than that which existed immediately prior to such casualty or condemnation, the Leased Property must be restored as nearly as practicable to the fair market value which existed immediately prior to the condemnation or casualty or (ii) substitute the Leased Property in conformity with the requirements set forth in paragraph (f) of this Article 13.

(i)            No Abatement.  If Tenant elects to restore or substitute for the Leased Property in accordance with this paragraph (b) of this Article 13, Basic Rent shall not abate hereunder by reason of any such casualty or condemnation of the Leased Property, and Tenant shall continue to perform and fulfill all of Tenant’s obligations, covenants and agreements hereunder notwithstanding such damage or destruction.

(ii)           Cost of Repair and Net Award.  Landlord and Tenant shall agree on the maximum cost of such restoration, repair, replacement or rebuilding and such cost shall be paid first out of the Net Award and then out of Tenant’s own funds to the extent such cost exceeds the Net Award. If the Net Award shall not exceed the Alteration Cost Threshold, and provided Tenant is not in default under this Lease, then the Net Award shall be paid to Tenant (and to the extent the Net Award was previously assigned to Landlord, will be remitted by Landlord to Tenant) to be applied to the repair and rebuilding work required by this paragraph (b). If the Net Award exceeds the Alteration Cost Threshold, the proceeds shall be disbursed in accordance with clauses (i) - (iv) of paragraph (d) of this Article 13.

(c)           (i)            Substantial or Complete Destruction or Condemnation: Repair, Substitute, or Terminate.  If, at any time during the Term of this Lease, Tenant shall reasonably determine that all or substantially all of the Leased Property has been destroyed by casualty, or all or substantially all of the Leased Property has been taken by condemnation, or after any substantial condemnation of the Leased Property if the Leased Property is unsuitable for continued use in Tenant’s business, Tenant shall promptly notify Landlord of such event in writing within thirty (30) days of such condemnation or casualty. In such event, Tenant may either (i) rebuild and/or restore the Leased Property, at Tenant’s own cost and expense and in accordance with the requirements set forth in paragraphs (a) and (b) of Article 12 hereof and paragraph (d) of Article 13 hereof, (ii) substitute the Leased Property in conformity with the requirements set forth in paragraph (f) of this Article 13 or (iii) give written notice to Landlord within ninety (90) days after such condemnation or casualty of Tenant’s intention to terminate this Lease in conformity with the requirements herein set forth.

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(ii)           Determination of Substantial Destruction or Condemnation.  Substantially all of the Leased Property shall be deemed to have been taken by condemnation if the remaining portion of the Leased Property shall not be of sufficient size or character to permit the operation by Tenant on an economically feasible basis of the business conducted thereon immediately prior to the condemnation, assuming that such remaining portion had been repaired and restored to the fullest extent possible. Substantially all of the Leased Property shall be deemed to have been destroyed by casualty, if, as to any one occurrence, fifty percent (50%) or more of the total net rentable square foot area within the Leased Property shall be damaged or destroyed and Tenant determines in its reasonable discretion that the Leased Property is no longer suitable for use in its business.

(iii)           Notice of Termination; Repurchase; Net Award.  Tenant’s notice to Landlord of Tenant’s intent to terminate this Lease shall (i) contain a brief description of the relevant condemnation or casualty, (ii) specify such termination date, which shall be the Installment Payment Date first occurring at least one hundred eighty (180) days after such notice is given (the “Termination Date”), (iii) if such notice of termination shall be based on a reasonable determination by Tenant that after such casualty or condemnation the Leased Property is no longer suitable for use in Tenant’s business as aforesaid, contain a certification by Tenant that a vice president of Tenant has made such determination in good faith, and that, on or before such Termination Date, Tenant will discontinue the use of the Leased Property in Tenant’s ordinary course of business, (iv) contain the irrevocable offer of Tenant to purchase Landlord’s interest in the Leased Property (and in the Net Award hereinafter referred to) on such Termination Date at the Termination Value (defined as the amount corresponding to the applicable Termination Date on Schedule F annexed hereto); and (v) contain a commitment by Tenant to deposit with a Depository, not later than one hundred eighty days (180) days after the date of Tenant’s notice to Landlord of Tenant’s intent to terminate this Lease, as security for payment of the purchase price for the Leased Property, the applicable Termination Value less the amount of any Net Award previously paid with respect to such casualty or condemnation and held by Landlord or Landlord’s designee pursuant to paragraph (a) of this Article 13. If Landlord shall reject such offer to purchase by notice given to Tenant not later than twenty (20) Business Days prior to such Termination Date, and Landlord’s Lender (if any) shall consent in writing to such rejection, then this Lease shall terminate on such Termination Date and the Net Award relating to such Property shall be paid and belong to Landlord, plus an amount equal to the deductible payable under the policy or policies of insurance, which shall be paid by Tenant to Landlord. Unless Landlord shall (with the consent of Landlord’s Lender, as aforesaid) reject such offer to purchase as provided in the preceding sentence, Landlord shall be conclusively deemed to have accepted such offer, and on such Termination Date Landlord shall transfer, and Tenant shall purchase, Landlord’s interest in the Leased Property (and in the Net Award) in accordance with the provisions of Article 17 hereof, and upon payment of the purchase price, this Lease and Tenant’s obligation to pay Basic Rent shall terminate on the Termination Date.  The additional amount, if any, deposited by Tenant pursuant to clause (v) of paragraph (c)(iii) of this Article 13 and not applied towards the purchase price of such Property shall be paid to Tenant on the Termination Date if Tenant is not in default under this Lease.

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(iv)          Failure to Give Termination Notice.  If Tenant shall not give notice of its intention to terminate this Lease in accordance with paragraph (c) of this Article 13 or shall not be entitled to give notice of its intention to terminate this Lease, then this Lease shall continue in full force and effect.

(d)           Net Award Exceeds Alteration Cost Threshold; Tenant in Default.  If the Net Award shall exceed the Alteration Cost Threshold, or if Tenant is in default under this Lease, then:

(i)            Net Award Paid to Depository.  The full amount of the Net Award shall be paid to a depository (the “Depository”) to be selected as hereinafter provided. The Depository shall be The Chase Manhattan Bank (National Association), New York, New York, or if The Chase Manhattan Bank (National Association), shall be unwilling or unable to serve as the Depository, a bank or trust company selected by Landlord and approved by Tenant, which approval Tenant shall not unreasonably withhold or delay, which is authorized to do business in the Commonwealth of Pennsylvania or the State of North Carolina, and which has undivided capital and surplus of Two Hundred Million Dollars ($200,000,000) or more. The Depository shall have no affirmative obligation to prosecute a determination of the amount of, or to effect the collection of, any insurance proceeds or condemnation award or awards, unless the Depository shall have been given an express written undertaking to do so by Landlord and Tenant. Moneys received by the Depository pursuant to the provisions of this Lease shall not be mingled with the Depository’s own funds and shall be held by the Depository in trust, either separately or with other trust funds, for the uses and purposes provided in this Lease. The Depository shall place any moneys held by it into an interest bearing account; and the interest paid or received by the Depository on the moneys so held in trust shall be added to the moneys so held in trust. The Depository shall not be liable or accountable for any action taken or suffered by the Depository or for any disbursement of moneys made by the Depository in good faith in reliance on advice of legal counsel. In disbursing monies pursuant to clause (ii) of this paragraph (d), the Depository may rely conclusively on the information contained in any notice given to the Depository by Tenant in accordance with the provisions of said clause (ii), unless Landlord shall notify the Depository in writing within five (5) Business Days after the giving of any such notice that Landlord intends to dispute such information, in which case the disputed amount shall not be disbursed but shall continue to be held by the Depository until such dispute shall have been resolved;

(ii)           Agreement on Repair Costs and Payment Thereof.  Landlord and Tenant shall agree on the maximum cost of such rebuilding, restoration or repair, and such cost shall be paid first out of the Net Award and then out of Tenant’s own funds to the extent such cost exceeds the Net Award;

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(iii)           Tenant Reimbursements from Net Award.  From time to time, but not more often than once in any thirty (30) day period, Tenant may request reimbursement out of the Net Award for the actual costs and expenses incurred by Tenant in connection with such repair and rebuilding. Such requests shall be made by written notice to the Depository, with a copy to Landlord, setting forth in reasonable detail all of such costs and expenses incurred by Tenant. If Landlord shall in good faith desire to dispute the information contained in any notice given by Tenant pursuant to this clause (iii), Landlord shall so notify Tenant and the Depository in writing within five (5) Business Days after the giving of such notice, specifying the amount intended to be disputed and the nature of the dispute. After such five (5) Business Day period has elapsed, if Landlord has not disputed the information contained in Tenant’s Notice, the Depository shall promptly disburse to Tenant out of the Net Award the amount of such costs and expenses; and

(iv)           Excess Net Award to Landlord.  Upon the completion of such repair and rebuilding, any remaining Net Award shall be paid to and belong to Landlord. Landlord will utilize such remaining Net Award to prepay any mortgage indebtedness encumbering the Leased Property, and each payment of Basic Rent payable during the remaining Term to occur following the payment of such remaining Net Award to Landlord shall be reduced by an amount so as to preserve Landlord’s Yield with respect to its ownership of the Leased Property; provided that in no event will Basic Rent be reduced to an amount which is less than the debt service payable with respect to the mortgage obtained by Landlord in connection with Landlord’s acquisition of its interest in the Leased Property.

(e)           Temporary Condemnations; Routine Condemnations.  Notwithstanding any other provision to the contrary contained in this Article 13, in the event of a temporary condemnation, this Lease shall remain in full force and effect and Tenant shall be entitled to the Net Award allocable to such temporary condemnation; except that such portion of the Net Award allocable to the time period after the expiration or termination of the Term of this Lease shall be paid to Landlord.  Any condemnation limited to street widenings and not involving damage to any building or improvements, and in which the Net Award is reasonably estimated not to exceed $100,000.00, is hereinafter referred to herein as a “Routine Condemnation.”  Notwithstanding any other provisions herein to the contrary, in the event of a Routine Condemnation, Tenant shall be entitled to recover from the Net Award (i) Tenant’s Loss, and (ii) Tenant’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and costs) in handling the Routine Condemnation, and the balance of the Net Award shall be payable to Landlord.  With respect to any temporary condemnation or Routine Condemnation, Tenant shall deliver to Landlord, promptly upon Tenant’s receipt thereof, any notices, communications, plans and any further materials with respect to the temporary condemnation or Routine Condemnation as Landlord may reasonably request.  Landlord and Landlord’s Mortgagee shall cooperate in any temporary condemnation or Routine Condemnation, and upon request shall execute any deeds, easements, releases or any other instruments required by the condemning authority for the temporary condemnation or Routine Condemnation within 30 days next following receipt thereof by Landlord and Landlord’s Mortgagee, together with such other and further materials as either Landlord or Landlord’s Mortgagee may specify in writing to Tenant.  If Landlord or Landlord’s Mortgagee shall fail to execute any such deeds, easements, releases or such other instruments as may be specifically requested by Tenant, then Tenant may deliver to Landlord and Landlord’s Mortgagee further notice requesting the delivery of said documents.  Tenant’s notice shall specify in capital letters and bold face type that if Landlord or Landlord’s Mortgagee shall fail to return the requested documents within ten (10) days, or shall fail to specify what corrections need be made to such documents or why, specifically, Landlord objects to the delivery of such documents, then Tenant intends to deliver such instruments as Landlord’s attorney-in-fact.

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Subject to the foregoing provision, in the event Landlord or Landlord’s Mortgagee fail to deliver any such deeds, easements, releases or other instruments within the 30 day period required above, subject to the additional 10 day notice required above, and subject to Landlord’s receipt of such other documentation relating to the Routine Condemnation as Landlord shall reasonably request, then in such event, Tenant is hereby authorized to act as the attorney-in-fact for Landlord to execute and deliver on behalf of Landlord any and all deeds, easements, releases and other instruments required by the condemning authority for the temporary condemnation or Routine Condemnation; provided, however, that no instrument executed by Tenant as attorney-in-fact shall contain any covenants other than quitclaim covenants.  Tenant’s obligation to pay reasonable attorney’s fees to Landlord and Landlord’s Mortgagee in connection with any Routine Condemnation shall not exceed $6,000.00 for each of Landlord’s and Landlord’s Mortgagee’s legal counsel.  For purposes of this paragraph (e) of Article 13, commencing on March 31, 2004, and every March 31st thereafter during the Term of this Lease, the $6,000.00 limitation on attorney’s fees for each of Landlord and Landlord’s Mortgagee shall be calculated as the amount equal to the product derived by multiplying $6,000.00 by one plus the percentage by which the CPI for such calendar year exceeds the Base Price Index.  In the event the information necessary to calculate this amount shall not have been published in sufficient time to permit such calculation to be made on or before March 31 of any year, the limitation shall be calculated by using the CPI for the latest month for which it has been published.  After publication of the relevant information, Landlord and Tenant shall make appropriate adjustment of the limitation.  In no event shall the $6,000 limitation on attorney’s fees be reduced as a result of any decrease in the CPI.

(f)           Substitution.

(i)           Tenant’s Right; Like Kind Use and Value.  At any time during the Term of this Lease, Tenant may give written notice to Landlord that it intends to provide to Landlord a substitute parcel of real property consisting of a fee estate (the “Substitute Parcel”) having a comparable appraised “Like Kind Use and Value,” and substituted in accordance with the requirements set forth below.  “Like Kind Use and Value” shall mean that (i) the Substitute Parcel has, generally, the same character, quality, use and rental value as the Leased Property, and (ii) the Substitute Parcel has a fair market value at least equal to the value of the Leased Property, as such value is similarly calculated.  The Appraiser shall be selected and mutually agreed upon by the parties and all costs therefor shall be borne by Tenant.  If the parties shall be unable to select and mutually agree upon an Appraiser, then either party shall have the right, upon ten (10) days notice to the other, to invoke the appraisal procedure set forth at Article 16 hereof to confirm the Substitute Parcel’s Like Kind Use and Value, as above described.  In the instance of a substitution following a casualty or condemnation (as defined in Paragraph 13(a)), of or to the Leased Property, the appraisal of the Leased Property required under this Paragraph 13(f) shall appraise the property in its condition immediately prior to the casualty or condemnation.

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(ii)           Appraisal; Closing Requirements.  Tenant may not elect to substitute a Substitute Parcel for the Leased Property unless Tenant shall have demonstrated by appraisal pursuant to the immediately proceeding paragraph, that the Substitute Parcel shall have a Like Kind Use and Value equal to or greater than the Leased Property, and Tenant provides to Landlord (A) a limited warranty deed and an amendment to this Lease and memorandum of lease and any assignment thereof in recordable form satisfactory to Landlord in all respects pursuant to which the Substitute Parcel shall become the Leased Property, (B) an opinion of counsel or the written advice of a “Big Four” independent certified public accounting firm or another accounting firm acceptable to Landlord confirming that such replacement constitutes a tax-free exchange to Landlord and shall not result in the reduction, denial or deferral of any or all of the federal, state or municipal income tax deductions which Landlord otherwise would be permitted to report with respect to the Leased Property or cause this Lease not to be a true lease for federal income tax purposes, which opinion shall be in a form and substance reasonably satisfactory to Landlord and Landlord’s Mortgagee, (C) a certification with respect to the Substitute Parcel by Tenant containing the representations and warranties set forth on Schedule G, attached hereto and incorporated herein by reference, (D) an endorsement reasonably satisfactory to Landlord and Landlord’s Mortgagee to Landlord’s and Landlord’s Mortgagee’s title insurance policy or a new policy insuring Landlord’s and Landlord’s Mortgagee’s respective title and interest thereto and therein in an amount at least equal to the fair market value thereof, subject only to Permitted Encumbrances, (E) a survey of the Substitute Parcel prepared by a licensed surveyor and reasonably acceptable to Landlord, certified to Landlord, Landlord’s Mortgagee and the title insurance company issuing the endorsements required under the immediately preceding clause (D), (F) a Phase I environmental study by a firm reasonably acceptable to Landlord’s and Landlord’s Mortgagee with respect to the Substitute Parcel, dated not more than one hundred eighty (180) days prior to delivery thereof to Landlord, indicating that the Substitute Parcel is in compliance with Article 10 hereof, (G) a commitment by Tenant to pay all of Landlord’s and Landlord’s Mortgagee’s reasonable costs and expenses (including reasonable attorney’s fees) incurred in connection with such substitution; provided, however, notwithstanding anything herein to the contrary, Tenant’s obligation to pay the reasonable attorney’s fees of Landlord and Landlord’s Mortgagee in connection with such substitution shall not exceed $7,500.00 for each of Landlord’s and Landlord’s Mortgagee’s legal counsel, and (H) such other documents or instruments as Landlord and Landlord’s Mortgagee may reasonably request to insure the continued validity and enforceability of this Lease. In the event that clause (B) above cannot be satisfied because the substitution is not a tax-free exchange to Landlord or results in a reduction, denial or deferral of any or all of the tax deductions otherwise available to Landlord, Tenant nevertheless will be permitted to substitute for the Leased Property, provided that the Basic Rent payable hereunder is changed to preserve Landlord’s Yield, provided that in no event will Basic Rent be reduced to an amount which is less than the debt service payable with respect to the mortgage loan incurred by Landlord at the time of purchase of Landlord’s interest in the Leased Property.  For purposes of this paragraph (f)(ii) of Article 13, commencing on March 31, 2004, and on and as of each March 31 thereafter during the Term of this Lease, the limitations on attorneys fees for Landlord and Landlord’s Mortgagee set forth in this paragraph (f)(ii), shall be calculated as the amount equal to the product derived by multiplying $7,500, by one plus the percentage by which the CPI for such calendar year exceeds the Base Price Index.  In the event the information necessary to calculate this amount shall not have been published in sufficient time to permit such calculation to be made on or before March 31 during any year, the limitation shall be calculated by using the CPI for the latest month for which it has been published.  After publication of the relevant information, Landlord and Tenant shall make appropriate adjustment of the limitation.  In no event shall the limitation on attorney’s fees of $7,500, be reduced as a result of any decrease in the CPI.

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(iii)          Review Period.  Landlord and Landlord’s Mortgagee shall have a period of thirty (30) days to review each of the items described in Article 13(f)(ii) following receipt of such items from Tenant.  Any such item that is not commented upon or responded to within such 30 day period shall be deemed approved and thereafter neither Landlord nor Landlord’s Mortgagee shall have the right to reject any such item and Tenant shall not be responsible for any legal fees incurred after the expiration of such 30 day period unless within such period Landlord or Landlord’s Mortgagee shall have requested additional or clarifying information which is not delivered until after the thirty (30) day period shall have elapsed; it being agreed by the parties that in such instance, the thirty (30) day review period shall be deemed extended until that date which is five (5) business days next following the date on which Landlord and Landlord’s Mortgagee shall have received the last remaining item requested.

(iv)          Rentals Continue in Same Amount.  Anything herein contained to the contrary notwithstanding, the Basic Rent and the Additional Rent payable under this Lease shall not be diminished or otherwise affected upon the substitution of a Substitute Parcel.

(v)           Landlord’ Standard of Acceptance.  With respect to a notice to substitute real property pursuant to paragraph (f)(i) on the specified Termination Date, Landlord shall accept such Substitute Parcel if such notice, the required appraisal(s), and all other documents required for such substitution meet the requirements of subsections (f)(i) and (ii) hereof.  Landlord shall not otherwise be required to accept such Substitute Parcel  within such period if Landlord or Landlord’s Mortgagee shall have requested additional or clarifying information which is not delivered until after the thirty (30) day period shall have lapsed; it being agreed by the parties that in such instance the above said thirty (30) day review period shall be deemed extended until the date which is five (5) business days next following the date on which Landlord and Landlord’s Mortgagee shall have received the last remaining item requested.

14.          INSURANCE:

(a)           Tenant shall during the term hereof, at its cost and expense, maintain valid and enforceable insurance of the following character:

(i)           “all risks” insurance coverage against losses by fire and lightning and other risks for the full insurable replacement value of the Improvements and the Equipment and all building materials, equipment, machinery, appliances and other property which constitute part of the Leased Property, with agreed amount endorsement or endorsements providing equivalent protection, including loss by windstorm, hail, explosion, riot (including riot attending a strike), civil commotion, aircraft, vehicles, smoke damage, and vandalism and malicious mischief, but excluding insurrections, rebellions, revolutions and civil wars, in amounts not less than the full insurable value of all buildings and other improvements on the Leased Property. The term “full insurable value” as used herein means the actual replacement cost, including the costs of debris removal, but excluding the cost of constructing foundation, footings and excavations.

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(ii)           Comprehensive general public liability insurance covering the legal liability of Landlord and Tenant against claims for bodily injury, death or property damage, occurring on, in or about the Leased Property and the adjoining land or occurring as a result of ownership of facilities located on the Leased Property or as a result of the use of products or materials manufactured, processed, constructed or sold, or services rendered, on the Leased Property, in the minimum amount of Five Million Dollars ($5,000,000) with respect to any one occurrence, accident or disaster or incidence of negligence. Coverage should include “premises/operations”, “independent contractors”, and “blanket contractual” liabilities. If the insurance is provided on a claims made basis, the insured amount shall be Five Million Dollars ($5,000,000) per claim and the coverage shall be the same as under the occurrence form. Any claims made policy shall provide that (A) coverage will be continuous, (B) the retroactive date of the first claims made policy shall be the expiration date of the preceding continuous occurrence coverage, (C) at each renewal of the claims made coverage the retroactive date shall not be advanced, (D) if the retroactive date is advanced or coverage is cancelled for whatever reason, Tenant shall deliver to Landlord a certificate of insurance showing that Tenant has purchased the extended reporting period or supplemental tail endorsement under the previous policy extending the period for an unlimited time, if reasonably available, during which a claim may first be made, and (E) the certificate of insurance shall show the retroactive date.

(iii)           Workmen’s compensation insurance. Tenant shall comply with applicable workmen’s compensation laws and shall maintain workers’ compensation insurance if and to the extent necessary for such compliance.

(iv)           Such other insurance, in such amounts and against such risks, as is customarily maintained by operators of similar properties.

(v)           Excess Liability - single limit liability insurance in the amount of Five Million Dollars ($5,000,000) with respect to the risk referred to in clause (ii) of this paragraph (a) of Article 14.

Such insurance shall be written by companies of recognized financial standing which are rated at least A by national rating organizations and have a claims paying ability rating from Standard & Poor’s Corporation of AAA or a rating from Best’s of at least A:XIII, and are legally qualified to issue such insurance, and are acceptable to Landlord and Landlord’s Mortgagee, and shall name Tenant as the insured party and Landlord and Landlord’s Mortgagee as additional insureds as their interests may appear in accordance with paragraph (c)(i) of this Article 14. Such insurance may provide for such reasonable deductible amounts as are customarily provided for in insurance maintained by operators of comparable buildings (but in no event in excess of Two Hundred Fifty Thousand Dollars ($250,000) per occurrence, adjusted for increases in the CPI), and may be obtained by Tenant by endorsement on its blanket insurance policies provided that each such endorsement on the blanket insurance policy shall provide for a reserved amount thereunder with respect to the Leased Property so as to assure that the amount of insurance required by clause (i) of paragraph (a) of this Article 14 will be available notwithstanding any losses with respect to other property covered by such blanket policy or, if reservation of amounts under Tenant’s blanket insurance policy is not available under the terms of such policies, shall otherwise be acceptable to Landlord and Landlord’s Mortgagee. Tenant may, at its cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and Tenant may bring any such prosecution or contest during the Term of this Lease in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant’s request, provided that Tenant shall indemnify Landlord against any costs or expenses which Landlord may incur in connection with such prosecution or contest. Provided that no event of default has occurred and is continuing and notwithstanding any other provisions of this Article 14, Tenant may maintain a prudent self insurance program that provides for the maintenance of adequate capital reserves as determined by statutorily accepted accounting principles provided that Tenant may maintain self insurance (i) for public liability coverage only if Tenant at all times shall maintain a Credit Rating of at least Baa3 and (ii) for property/hazard insurance coverage only if Tenant at all times shall maintain a Credit Rating of at least Baal.

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(b)           Provided that no event of default has occurred and is continuing, insurance claims by reason of damage or destruction to any portion of the Leased Property shall be adjusted by Tenant, subject to the approval of Landlord if such claim exceeds the Alteration Cost Threshold, which approval Landlord agrees not to unreasonably withhold or delay.

(c)           Every insurance policy maintained pursuant to clause (vii) of paragraph (a) of Article 12, or paragraph (a) of this Article 14 shall: (i) name Landlord and Landlord’s Mortgagee, as additional insureds as their interests may appear; (ii) contain a standard first mortgage endorsement naming any mortgagee of Landlord’s interest in the Leased Property; (iii) provide that in any instance where the total loss proceeds payable by reason of a single occurrence shall exceed the Alteration Cost Threshold, all of such proceeds shall be paid as provided in Article 13 hereof; (iv) provide that the insurer waives all rights of subrogation against Landlord, any successor to Landlord’s interest in the Leased Property, and any mortgagee of Landlord’s interest in the Leased Property; (v) provide that 30 days (10 days for nonpayment of premiums) prior written notice of cancellation, modification, termination or lapse of coverage shall be given to Landlord and any mortgagee of Landlord’s interest in the Leased Property and that such insurance, as to the interest of such mortgagee, shall not be invalidated by any act or neglect of Tenant or of Landlord or any owner of the Leased Property, nor by any foreclosure or any other proceedings relating to the Leased Property, nor by any change in the title ownership of the Leased Property, nor by occupation of the Leased Property for purposes more hazardous than are permitted by such policy; and (vi) be primary and without right or provision of contribution as to any other insurance carried by Landlord or any other interested party; and (vii) in the event any insuring company is not domiciled within the United States of America, include a United States Service of Suit clause (providing any actions against the insurer by the named insured or Landlord are conducted within the jurisdiction of the United States of America).

(d)           Tenant shall deliver to Landlord upon the execution and delivery of this Lease certificates of insurance, on an Acord 27 form, signed by an authorized insurance company representative, reasonably satisfactory to Landlord and any mortgagee of Landlord’s interest in the Leased Property, evidencing all the insurance which is then required to be maintained by Tenant, and Tenant shall, within 5 days prior to the expiration of any such insurance, deliver certificates of insurance, on an Acord 27 form, evidencing the renewal of such insurance (signed by an authorized insurance company representative) evidencing the renewal of such insurance.

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(e)           Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Article 14 to be furnished by Tenant, unless Landlord and Landlord’s Mortgagee is included therein as an additional insured, with loss payable as in this Lease provided. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord and Landlord’s Mortgagee the policy or policies or certificates evidencing the same.

(f)           Tenant shall comply with all of the terms and conditions of each insurance policy maintained pursuant to the terms of this Lease.

15.         FINANCIAL STATEMENTS:

Subject to the last paragraph of this Article 15, Tenant shall furnish the following statements to Landlord:

(a)           as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of earnings, and consolidated statements of cash flows, consolidated statements of stockholders equity, and consolidated balance sheets of Tenant as of the end of each such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding year, all in the form as furnished by Tenant to the Securities and Exchange Commission or similar federal agency having regulatory jurisdiction over Tenant, or, if no such jurisdiction exists, in reasonable detail and reasonably satisfactory in scope to Landlord and certified to Tenant as to consolidated statements by independent certified public accountants of recognized national standing selected by Tenant whose certificate shall be based upon an examination conducted in accordance with generally accepted auditing standards and the application of such tests as said accountants deem necessary in the circumstances;

(b)           with reasonable promptness, copies of all financial statements and reports which Tenant shall send to its stockholders, and copies of each Form 10-K, Form 10-Q, Form 8-K, proxy statement and, in the form having been deemed effective, registration statement (without exhibits) (other than preliminary proxy statements and Form S-8 registration statements), or copies of any successor forms or statements substituted therefor, which Tenant shall file with the Securities and Exchange Commission (“SEC”) or any governmental agency substituted to the functions of the SEC; and

(c)           within twenty (20) days of a request by Landlord, (i) Tenant will deliver or cause to be delivered to Landlord a certificate of Tenant’s President, any Vice President, or Treasurer stating to the officer’s knowledge based on reasonable inquiry that there exists no event of default under the Lease, or default, which, after notice or lapse of time or both, would constitute an event of default, or, if any such event of default exists, specifying the nature thereof, the period of existence thereof and what action Tenant proposes to take with respect thereto and stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and setting forth such modifications).

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So long as Tenant is Wachovia Bank, National Association, and so long as all of the financial information requested in Paragraphs 15(a) and (b) above is available to the general public (at no cost, or if a cost shall be charged the same shall be reimbursed to Landlord or Landlord’s Lender, as the case may be, promptly upon invoicing) at websites maintained by either Wachovia Bank, National Association or the Securities and Exchange Commission, Tenant’s requirement to furnish such financial information to Landlord shall be deemed satisfied.

16.          DETERMINATION OF FAIR MARKET VALUE OF LEASED PROPERTY; RIGHT OF FIRST REFUSAL; RIGHT TO PURCHASE:

(a)           Fair Market Value.  With respect to the determination of the fair market value of the Leased Property required in connection with any right or obligation of Tenant to purchase the Leased Property or any portion thereof under the terms of this Article 16 or Article 29(d) hereof, or Tenant’s right of substitution under Article 13 hereof, such fair market value shall be calculated as unencumbered by this Lease, as mutually agreed to by Landlord and Tenant or, in the event Landlord and Tenant are unable to agree on the fair market value within thirty (30) days after receipt of the notice giving rise to the need to determine such fair market value, then by appraisal as provided below.

Any determination of the fair market value of a Property or a portion thereof by appraisal shall be conducted as follows:

The fair market value shall be determined by Appraisers selected in the following manner: on or before ten (10) days after the expiration of the thirty (30) day period provided for above, Landlord and Tenant shall each appoint an Appraiser. If either Landlord or Tenant fails to appoint an Appraiser, fair market value shall be determined by the Appraiser which is appointed within such ten (10) day time period. Within forty-five (45) days of the appointment, the Appraiser or Appraisers shall determine fair market value, and if the two Appraisers so appointed are unable to agree upon the fair market value, the fair market value shall be the average of the amounts determined by the Appraisers, if the greater amount is no more than 105% of the lesser amount. If the greater amount exceeds 105% of the lesser amount, a determination shall be made by a third Appraiser, who shall be selected within five (5) days after the end of the forty-five (45) day period referred to above by the two Appraisers appointed by the parties hereto. Such determination shall be made by the third Appraiser within forty-five (45) days of his appointment. In such event, fair market value shall be the average of the two closest appraised amounts. Tenant agrees that it shall bear the costs of all such appraisals. On the date of purchase Landlord shall convey the Leased Property to Tenant or its designee pursuant to and upon compliance with Article 17 of this Lease.

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(b)           Right of First Refusal.  If at any time during the Term of this Lease (but for purposes hereof, specifically excluding Renewal Terms, if any), Landlord shall receive a bona fide offer (a “Third Party Offer”) from a third party (other than a purchaser making a bid or offer to purchase the Leased Property at any sale incidental to the exercise of any remedy provided for in any mortgage on the Leased Property) to purchase the Leased Property, containing terms and conditions satisfactory to Landlord, including, without limitation, a purchase price sufficient to repay all sums then secured by liens held by Landlord’s Lender against the Leased Property, then Landlord shall notify Tenant of such Third Party Offer, including the identity of the offeror.  If at the time no event of default has occurred hereunder and is continuing, and provided that Tenant shall not have vacated the Leased Property or subleased the entirety thereof, then for a period of twenty (20) days after Tenant’s receipt of Landlord’s notice, Tenant shall have the exclusive right to accept Landlord’s offer to purchase Landlord’s interest in the Leased Property upon the terms and conditions set forth in the Third Party Offer.  Tenant shall exercise such right of first refusal, if at all, by delivering its written purchase offer to Landlord within said twenty (20) days after receipt of Landlord’s notice.  Such purchase shall occur on the next occurring Installment Payment Date that is at least twenty (20) days after Landlord’s receipt of such notice. On the date of such purchase, Landlord shall convey and assign to Tenant, or its designee, Landlord’s interest in the Leased Property upon payment of the sale price therefor, in accordance and upon compliance with the terms and conditions of the Third Party Offer, Landlord’s Lender shall be repaid in full all amounts secured by such Lender’s liens against the Leased Property, and this Lease shall terminate upon such conveyance.  If Tenant fails to accept Landlord’s offer within such twenty (20) day period, then Landlord shall be free, subject to the restrictions set forth in paragraph (i) of Article 21 hereof, to sell the Leased Property described in the Third Party Offer at a price not less than the purchase price contained in the Third Party Offer for a period of twelve (12) months thereafter without offering such Leased Property to Tenant. If Landlord does not convey its interest in such Leased Property within such twelve (12) month period or in the event of any material change in the terms of the Third Party Offer, Tenant’s rights pursuant to this paragraph shall be reinstated. The term “material change” as used in the preceding sentence shall include a change of identity of a third party or its assignee, to a bank which is a substantial competitor in Tenant’s market. Any third party that purchases the Leased Property pursuant to this paragraph (b) of Article 16 shall take the Leased Property subject to the terms hereof, and such purchaser shall assume Landlord’s rights and obligations under the Lease thereafter accruing, and this Lease shall remain in full force and effect. Landlord shall cause any third party purchasing the Leased Property pursuant to this paragraph (b) of Article 16 to execute and deliver to Tenant a document confirming such third party’s assumption of Landlord’s rights and obligations under this Lease thereafter accruing.

(c)           Right to Purchase.  Provided that no event of default has occurred hereunder and is continuing, and provided that Tenant shall not have vacated the Leased Property or subleased the entirety thereof, then at the expiration of the Term of this Lease or any Renewal Term, Tenant shall have the right and option to purchase the Leased Property on and as of the expiration date of the then current term of this Lease (unless Tenant shall have exercised its option to renew the term hereof for any then remaining Renewal Term, in which event Tenant shall not have the right to purchase, other than at the end of the next ensuing Renewal Term, and provided that at such time Tenant shall not have exercised an option for any then remaining Renewal Term).  In that event if Tenant desires to purchase the Leased Property, Tenant shall serve notice upon Landlord not later than one hundred eighty (180) days prior to the expiration of the then current Term of this Lease.  The purchase price of the Leased Property shall be ninety (90%) percent of the appraised fair market value of the Leased Property as a retail bank facility (if and to the extent improved as such), or for such other purpose as the Leased Property is then used at the time Tenant notifies Landlord of Tenant’s desire to purchase the Leased Property pursuant to this paragraph.  Upon Landlord’s receipt of such notice, the parties shall attempt to agree upon the fair market value of the Property.  If the parties shall be unable to agree upon said fair market value, the parties shall employ the appraisal procedure set forth in paragraph 16(a) above, and the purchase price shall be set at ninety (90%) percent of the fair market value, as so determined by the parties or by the appraisal procedure set forth in paragraph 16(a) above.  Once delivered, Tenant’s notice of intent to purchase as aforesaid shall be irrevocable.  Closing shall be conducted within thirty (30) days next following the determination of the fair market value of the Leased Property but no later than thirty (30) days next following the expiration date of this Lease.

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17.          PURCHASE PROCEDURE:

(a)           In the event of the purchase of Landlord’s interest in the Leased Property by Tenant pursuant to any provision of this Lease, or a substitution of the Leased Property pursuant to paragraph (f) of Article 13, the terms and conditions of this Article 17 shall apply.

(b)           On the closing date fixed for the purchase of Landlord’s interest in the Leased Property or a substitution of the Leased Property:

(i)           in the case of a purchase, Tenant shall pay to Landlord, in lawful money of the United States, at Landlord’s address hereinabove stated or at any other place in the United States which Landlord may designate, the purchase price; and

(ii)           in the case of a purchase or a substitution, Landlord shall execute and deliver to Tenant a limited warranty deed, assignment and/or such other instrument or instruments as may be appropriate, which shall transfer Landlord’s interest in the Leased Property sold or substituted for a Substitute Parcel, subject to, (A) Permitted Encumbrances (except, in the case of a purchase by Tenant under paragraph (c) or (f) of Article 13, free of the lien of any mortgage indebtedness incurred by Landlord), (B) all liens, encumbrances, charges, exceptions and restrictions attaching to the Leased Property after the Commencement Date which shall not have been created or caused by Landlord unless consented to by Tenant, and (C) all applicable laws, rules, regulations, ordinances and governmental restrictions then in effect. In the case of a purchase of Landlord’s interest in the Leased Property by Tenant pursuant to paragraphs (c) and (f) of Article 13 hereof, Landlord shall also pay to Tenant the Net Award, if any.

(c)           Tenant shall pay all charges incident to such transfer, including all recording fees, reasonable attorneys’ fees and expenses, transfer taxes, title insurance premiums and federal, state and local taxes, except for any net income or profit taxes of Landlord, except in the case of (i) a purchase by Tenant pursuant to paragraph (b) of Article 16, in which case costs will be allocated between Landlord and Tenant in the same manner as was provided for in the Third Party Offer, or (ii) a purchase pursuant to paragraph (d)(ii) of Article 29, in which case Landlord shall pay the first Fifty Thousand Dollars ($50,000) of legal fees incurred by Landlord and Landlord’s Mortgagee (with Tenant being responsible for drafting of all documentation) and Tenant being responsible for legal fees in excess of such amount and all other costs and expenses. The foregoing notwithstanding, Tenant shall not bear the expense of any loan prepayment premium relating exclusively to any Leased Property substitution under paragraph 13(f), above.

(d)           Tenant shall pay all Basic Rent and Additional Rent due and payable only through the date Tenant purchases Landlord’s interest in the Leased Property.

18.          [Intentionally Deleted].

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19.          QUIET ENJOYMENT:

Upon due performance of the covenants and agreements to be performed by Tenant under this Lease, Landlord covenants that Tenant shall and may at all times peaceably and quietly have, hold and enjoy the Leased Property during the Term of this Lease. Notwithstanding the preceding sentence, Landlord, Landlord’s Lender, or their respective agents may enter into and inspect the Leased Property at any reasonable time during normal business hours, upon the giving of reasonable notice, if they take precautions not to unreasonably inconvenience Tenant or any persons occupying the Leased Property in accordance with this Lease and are accompanied by an employee or other representative of Tenant at all times during such entry and inspection, or at any time in the event of an emergency. Notwithstanding the foregoing, Tenant may exclude Landlord, Landlord’s Lender or their respective agents from areas of the Leased Property designated as security areas by Tenant, for example, vaults, modular vaults and automated teller machines.

20.          TERMINATION:

In the event of the termination of this Lease as herein provided, the obligations and liabilities of Landlord and Tenant, as the case may be, actual or contingent, under this Lease which arose at or prior to such termination, and which remain unpaid or unperformed, shall survive such termination.

21.          SUBLETTING; ASSIGNMENT:

(a)           Subleases Permitted.  Subject to subparagraphs (c) and (f) hereof and Article 5 hereof, Tenant may sublet the Leased Property or any portion or portions thereof, provided that (i) no event of default has occurred and is continuing, and (ii) each sublease shall expressly be made subject to the provisions of this Lease.

(b)           Assignments Permitted.  Subject to subparagraphs (c) and (f) hereof and Article 5 hereof, Tenant may assign its interest under this Lease, provided that no event of default has occurred and is continuing and provided further that such assignment shall expressly be made subject to the terms of this Lease.

(c)           Restriction on Term of Sublease or Assignment.  The term of any subletting of the Leased Property or assignment of this Lease shall not extend beyond the Term of this Lease. Any sublessee or assignee shall be permitted to use the Leased Property for any lawful purpose, subject to the limitations set forth in Article 5 hereof.

(d)           Intentionally Omitted.

(e)           Intentionally Omitted.

(f)           Tenant’s Obligations Continue.  No sublease or assignment shall affect or reduce any obligation of Tenant or right of Landlord hereunder, and all obligations of Tenant hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, as though no subletting or assignment had been made. For the purposes of this Lease generally and subparagraphs (a)(iii), (iv) and (v) of Article 23 hereof in particular, the term “Tenant” shall mean Wachovia Bank, National Association, and not its subtenants and assignees.

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(g)           Conformed Copy of Sublease or Assignment.  For any sublease or assignment from which Tenant receives more than Seventy-Five Thousand and 00/100 Dollars ($75,000.00) in annual rents, Tenant shall, within ten (10) days after the execution of any such sublease or assignment, deliver to Landlord a conformed copy thereof (with acknowledgements) and a conformed copy of any short-form lease or memorandum of lease suitable for recording.

(h)           No Mortgages or Pledges.  Neither this Lease nor the Term of this Lease hereby demised shall be mortgaged or pledged by Tenant, nor shall Tenant mortgage, pledge or assign the interest of Tenant in and to any sublease of the Leased Property or any portion thereof or the rental payable thereunder. Any such mortgage, assignment or pledge, and any sublease or assignment not permitted by this Article 21, shall be void.

(i)           Transfers by Landlord.  Landlord may assign, convey, encumber or otherwise transfer its estate, right, title and interest hereunder or in the Leased Property or any part thereof, and upon execution and delivery of any such assignment, conveyance or other transfer, Landlord shall be released from its obligations hereunder arising after the date of such conveyance or other transfer. Any such assignment, conveyance or other transfer shall be subject to this Lease.

Landlord shall, within thirty (30) days after the execution of any such instrument of mortgage, assignment, conveyance or transfer, deliver written notice thereof to Tenant. Any failure of Landlord so to deliver a notice of such instrument shall not, however, in any way impair or affect the validity thereof.

22.          ADVANCES BY LANDLORD:

If an event of default has occurred and is continuing, and at any time if Tenant fails to maintain insurance in accordance with Article 14 hereof, if Tenant shall fail to make or perform any payment or act required by this Lease within any applicable cure period, then Landlord may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. All amounts so paid by Landlord and all incidental costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such payment or performance, together with interest at the annual rate equal to the greater of (i) thirteen percent (13%) and (ii) three percent (3%) above the prime rate as announced from time to time in New York City by Citibank, N.A. (or at the highest rate not prohibited by applicable law, whichever is less) (the “Overdue Interest Rate”) from and including the date of the making of such payment or of the incurring of such costs and expenses to and including the date of repayment, shall be paid by Tenant to Landlord on demand.

23.          CONDITIONAL LIMITATIONS--EVENTS OF DEFAULT AND REMEDIES:

(a)           Events of Default.  Any of the following occurrences or acts shall constitute an “event of default” under this Lease:

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(i)            if Tenant shall default in making payment when due of any installment of Basic Rent or Additional Rent, and such default shall continue for two (2) Business Days after receipt of notice of such default; provided, however, that if Tenant has received notice under this subparagraph (i) a total of five (5) times during the Term of this Lease, thereafter if Tenant fails to make payment when due of any installment of Basic Rent or Additional Rent, in addition to interest at the Overdue Interest Rate, there shall be a late payment charge equal to one percent (1%) of the amount then due and payable, which shall increase by one percent (1%) each second late payment thereafter to a maximum of four percent (4%) (but not more than the highest late payment charge not prohibited by applicable law, whichever is less); or

(ii)           if Tenant shall default in the due performance of any other covenant, agreement, obligation or condition on the part of Tenant to be performed hereunder, other than as set forth in clause (i) or clause (vii) of this paragraph (a), and if such default shall continue for thirty (30) days after written notice from Landlord to Tenant specifying such default and demanding that the same be cured (or, in the case of a default which cannot be cured with the payment of money, or with due diligence be wholly cured within such thirty (30) day period, if Tenant shall fail to commence to cure the same within said thirty (30) day period, or, having promptly so commenced to cure the same shall fail thereafter to prosecute the curing thereof in good faith and with all due diligence, it being intended that the time within which to cure such a default shall be extended for such period as may be necessary to complete the curing of the same in good faith and with due diligence, provided that in no event shall such cure period extend beyond the earlier of (i) ninety (90) days after written notice from Landlord and (ii) the last day of the Term of this Lease); or

(iii)          if Tenant, or any corporation succeeding to Tenant by merger, consolidation or acquisition of all or substantially all of its assets, shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Act or under any similar federal or state law now or hereafter in effect, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of its creditors, or shall be unable to pay its debts generally as they become due, or shall be dissolved, or shall suspend payment of its obligations, or shall take any corporate action in furtherance of any of the foregoing; or

(iv)          if a petition or answer shall be filed proposing the adjudication of Tenant or any corporation succeeding to Tenant by merger, consolidation or acquisition of all or substantially all of its assets as a bankrupt or its reorganization pursuant to the Bankruptcy Act or any similar federal or state law, now or hereafter in effect, and (A) Tenant or its successor corporation shall consent to the filing thereof, or (B) such petition or answer shall not be discharged, or denied within ninety (90) days after the filing thereof; or

(v)           if a receiver, trustee or liquidator (or other similar official) shall be appointed for or take possession or charge of Tenant or any corporation succeeding to Tenant by merger, consolidation or acquisition of all or substantially all of its assets, or of all or substantially all of the business or assets of Tenant or its successor corporation or of Tenant’s or its successor corporation’s estate or interest in the Leased Property, and shall not be discharged within sixty (60) days thereafter or if Tenant or its successor corporation shall consent to or acquiesce in such appointment; or

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(vi)          if the estate or interest of Tenant in the Leased Property or any sublease thereof shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within sixty (60) days after such levy or attachment, unless Tenant shall be contesting such levy or attachment in accordance with the requirements of paragraph (d) of Article 7 hereof; or

(vii)         if Tenant fails to pay Landlord the purchase price of the Leased Property pursuant to Article 17 hereof or if Tenant fails to maintain insurance in accordance with Article 14 hereof; or

(viii)        if the Leased Property shall be abandoned (i.e., not maintained by Tenant in accordance with the terms hereof, except in the event of a casualty or condemnation), for a continuous period of thirty (30) days or more; provided, however, that Tenant shall not be deemed to have abandoned the Leased Property as a result of vacating the Leased Property so long as Tenant maintains the Leased Property in accordance with the terms of this Lease; or

(ix)           if, as of the time when the same shall have been made, any representation or warranty of Tenant to Landlord or Landlord’s Mortgagee set forth in any notice, certificate, demand, request or other instrument delivered in connection with or pursuant to this Lease shall prove to be incorrect or misleading in any material respect.

(b)           Landlord’s Right to Re-enter or Terminate.  This Lease and the Term of this Lease and estate hereby granted are subject to the limitation that whenever an event of default shall have occurred, Landlord may, at Landlord’s option, elect to (i) re-enter the Leased Property, without notice, and remove all persons and property therefrom, either by summary proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may have, hold and enjoy the Leased Property, together with the appurtenances thereto and the improvements thereon; and/or (ii) terminate this Lease at any time by giving ten (10) days notice in writing to Tenant, electing to terminate this Lease, and the Term of this Lease shall expire at the expiration of said last mentioned ten (10) days notice as fully and completely as if said date were the date herein originally fixed for the expiration of the Term of this Lease hereby granted, and Tenant shall thereupon quit and peacefully surrender the Leased Property to Landlord, with all appurtenances thereto and all improvements thereon, without any payment therefor by Landlord, and Landlord, upon the expiration of said last mentioned ten (10) days notice, or at any time thereafter, may re-enter the Leased Property as provided in the preceding clause (i).

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(c)           Payments by Tenant.  In case of any such re-entry, termination and/or dispossession by summary proceedings or otherwise as provided in the immediately preceding paragraph, (i) the Basic Rent and Additional Rent shall become due thereupon and be paid up to the time of such re-entry, dispossession and/or termination, together with such expenses, including reasonable attorneys’ fees and expenses, as Landlord shall incur in connection with such re-entry, termination and/or dispossession by summary proceedings or otherwise; (ii) Landlord may in good faith relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord’s option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the term of this Lease; (iii) Tenant shall also pay to Landlord all other damages and expenses which Landlord shall have sustained by reason of the breach of any provision of this Lease, including, without limitation, legal expenses, reasonable attorneys’ fees, brokerage commissions and expenses incurred in altering, repairing and putting the Leased Property and any buildings and improvements thereon in good order and condition and in preparing the same for reletting, which expenses shall be paid by Tenant as they are incurred by Landlord; (iv) Tenant shall also pay to Landlord the amount by which the Basic Rent reserved in this Lease exceeds the net amount, if any, of the rents collected on account of the leases of the Leased Property for each month of the period which would otherwise have constituted the Term of this Lease (excluding unexercised extension options), which amounts shall be paid in monthly installments by Tenant on the respective Installment Payment Dates specified therefor, and any suit brought to collect said amounts for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency in any subsequent month by a similar action or proceeding; and/or (v) at the option of Landlord exercised at any time, Landlord forthwith shall be entitled to recover from Tenant as liquidated damages, in addition to any other proper claims but in lieu of and not in addition to any amount which would thereafter have become payable under the preceding clause (iv), whichever of the following sums Landlord shall elect:

(1)           an amount equal to the Basic Rent and Additional Rent reserved in this Lease and/or covenanted to be paid for the remainder of the Term of this Lease (excluding unexercised extension periods), discounted at the rate of five percent (5%) per year to present worth; provided that, if Tenant shall so request, Landlord shall at the time of such payment assign and convey the Leased Property to Tenant, without further consideration, in accordance with the terms and provisions of Article 17 hereof; or

(2)           the Termination Value as set forth in Schedule F hereto, plus any penalty imposed upon Landlord pursuant to any mortgage affecting Landlord’s interest in the Leased Property due to Landlord’s prepayment of the debt secured by said mortgage.

Landlord, at Landlord’s option, may make such alterations and/or decorations in the Leased Property as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

(d)           Receipt of Money Not A Reinstatement; No Accounting.  No receipts of moneys by Landlord from Tenant after a termination of this Lease by Landlord shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of rent then due or thereafter falling due, it being agreed that after the commencement of suit for possession of the Leased Property, or after final order or judgment for the possession of the Leased Property, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such suit, order or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Leased Property or, at the election of Landlord, on account of Tenant’s liability hereunder. Landlord shall have, receive and enjoy as Landlord’s sole and absolute property, without right or duty to account therefor to Tenant, any and all sums collected by Landlord as rent or otherwise upon reletting the Leased Property after Landlord shall resume possession thereof as hereinbefore provided, including, without limitation upon the generality of the foregoing, any amounts by which the sum or sums so collected shall exceed the continuing liability of Tenant hereunder.

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(e)           Re-entry Not a Termination.  The word “re-enter,” as used in this Lease, is not and shall not be restricted to its technical legal meaning, but is used in the broadest sense.  No such taking of possession of the Leased Property by Landlord shall constitute an election to terminate the Term of this Lease unless notice of such intention be given to Tenant or unless such termination be decreed by a court having jurisdiction.

(f)           Enforcement Costs.  If an action shall be brought for the enforcement of any provision of this Lease, in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord all costs and other expenses which may become payable as a result thereof, including reasonable attorneys’ fees and expenses. If Landlord shall, without fault on its part, be made a party to any litigation commenced against Tenant, Tenant shall pay all costs and reasonable attorneys’ fees incurred or paid by Landlord in connection with such litigation.

(g)           Remedies Cumulative.  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of Landlord to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Receipt by Landlord of any Basic Rent or Additional Rent payable hereunder with knowledge of the breach of any provision contained in this Lease shall not constitute a waiver of such breach (other than the prior failure to pay such Basic Rent or Additional Rent), and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless made under signature of an officer of Landlord.

(h)           Notice of Default to Landlord.  Tenant shall give Landlord prompt notice of any default which occurs and is continuing.

24.          NOTICES:

All notices and other instruments given or delivered pursuant to this Lease shall be in writing and sent by prepaid United States registered or certified mail, return receipt requested, and the giving of such notice or other communication shall be deemed to have been given (i) when delivered by hand, (ii) on the earlier of receipt and three (3) Business Days after being sent by first class registered or certified mail, postage prepaid, return receipt requested, (iii) when sent by telegram or cable or (iv) on the earlier of receipt and two (2) days after being sent by a nationally recognized overnight courier. Copies of notices must be sent to all of the parties listed below, together with a copy thereof sent by facsimile transmission, if reasonable under the circumstances; provided, however, that failure to send a copy by facsimile transmission shall in no event cause any notice sent in accordance with this Article 24 to be deemed improper. Landlord and Tenant shall each have the right to specify, from time to time, as its address for purposes of this Lease, any address and any addressee, in the continental United States, upon giving fifteen (15) days’ written notice thereof to the other party. The addresses of Landlord and Tenant for purposes of this Lease, until notice has been given as above provided, shall be as follows:

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Landlord:
First States Investors 4000C, LLC
c/o First States Group, L.P.
1725 The Fairway
Jenkintown, Pennsylvania 19046
Attn: Sonya A. Huffman, Senior Vice President – Operations
Attn: Edward J. Matey Jr., Senior Vice President and General Counsel
FAX: 215-887-9856

with a copy to:	Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, Pennsylvania 19102 Attn: Eric L. Stern, Esquire FAX: 215-963-5001

and to:	ReNona Chinwendu Credit Services Representative Bank of America, N.A. TX1-492-14-06 901 Main Street Dallas, Texas 75202 FAX:214-290-9484

Tenant:	Wachovia Bank, National Association Lease Administration-Corporate Real Estate 401 South Tryon Street, NC 0114 Charlotte, North Carolina 28288-0114 FAX: 704-374-6832

with copies to:	Wachovia Bank, National Association Wachovia Legal Division 301 South College Street, 30th Floor, NC 0630 Charlotte, North Carolina 28288-0630 Attn: Rebecca Reitnauer FAX: 704-715-4496

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and to:	Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. Post Office Box 2611 Raleigh, North Carolina 27602-2611 Attention: Francis C. Bagbey, Esquire FAX: (919)821-6800

Copies of any notice sent only to Landlord or Tenant’s counsel shall not be binding on either Landlord or Tenant.  Notices by Tenant to Landlord’s Lender shall be delivered to the above lender at the above notice address or to such other Landlord’s Lender, or such other address as Landlord or such new Landlord’s Lender shall specify from time to time, upon not less than twenty (20) days’ prior notice to Tenant.

Any notices to Tenant regarding real estate tax bills shall also be sent to the following address:

Wachovia Bank, National Association
Property Tax Administration-Corporate Tax
1420 Two Wachovia Center – NC 0200
301 South Tryon Street, M-9
Charlotte, North Carolina  28288-0200

25.          ESTOPPEL CERTIFICATES:

Each party hereto agrees that at any time and from time to time during the term of this Lease, it will promptly, but in no event later than fifteen (15) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee or third party designated by such other party, a certificate stating (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which rent has been paid; (c) whether or not there is any existing default by Tenant in the payment of Basic Rent, Additional Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party hereto with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; and (d) whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate.

26.          NO MERGER:

There shall be no merger of this Lease or of any leasehold or subleasehold estate hereby or thereby created with the fee or any other estate or interest or ownership interest in the Leased Property or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Lease or any leasehold or subleasehold estate created hereby or thereby or any interest in this Lease or in any such leasehold or subleasehold estate and (b) the fee estate or other estate or interest or ownership interest in the Leased Property or any part thereof, and this Lease shall not be terminated for any cause except as expressly provided herein and any instrument of transfer shall so provide.

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27.          SURRENDER:

(a)           Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Leased Property to Landlord in the same condition and suitable for the same use in which the Leased Property was originally received from Landlord except as repaired, rebuilt or altered as required or permitted by this Lease (and/or except for such casualty damage as Tenant shall not be required to repair or restore hereunder), and except for ordinary wear and tear. Tenant shall remove from the Leased Property on or prior to such expiration or earlier termination all property owned or leased by Tenant from any third party except that agreed upon by Landlord and Tenant in writing, which agreement shall be entered into at least thirty (30) days prior to the expiration or earlier termination of the term of this Lease, and shall repair any damage caused by such removal. Property not so removed shall become the property of Landlord, which may cause such property to be removed from the Leased Property and disposed of, but the cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by Tenant.

(b)           Except for surrender upon the expiration or earlier termination of the Term of this Lease, no surrender to Landlord of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Landlord.

28.          SEPARABILITY:

Each provision contained in this Lease shall be separate and independent and the breach of any such provision by Landlord shall not discharge or relieve Tenant from its obligation to perform each obligation of this Lease to be performed by Tenant.  If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

29.          BINDING EFFECT; MERGER, CONSOLIDATION AND DISPOSAL OF ASSETS:

(a)           Binding Effect.  All provisions contained in this Lease shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns and sublessees of Landlord and Tenant to the same extent as if each such successor or assign or sublessee were named as a party hereto.

PID #_______________

(b)           Mergers, Consolidations.  Tenant may engage in an Event (defined below) only in accordance with this Article 29.  Tenant may merge with, be acquired by or consolidate into another corporation, association, partnership, or other business organization, and Tenant may acquire by merger or consolidation or stock or asset purchase (other than in the ordinary course of business not requiring bank regulatory approvals) another corporation, association, partnership, or other business organization, sell or otherwise dispose of all or substantially all of the assets of Tenant, dispose of by merger, consolidation or otherwise, a subsidiary or subsidiaries (in one transaction or a series of related transactions) which constitute twenty-five percent (25%) or more of the consolidated assets of Tenant and its subsidiaries, acquire all or substantially all of the assets of a corporation, association, partnership or other business organization (other than in the ordinary course of business not requiring bank regulatory approval), or engage in a leveraged buyout transaction or engage in a leveraged recapitalization involving the distribution of borrowed funds to its shareholders (“Event”), if, immediately after giving effect to the Event, Tenant, if it is the surviving entity, or the surviving entity or transferee in the event Tenant does not remain in existence following consummation of the Event (in either case, the “Surviving Entity”) (i) shall comply with the rules set forth in paragraph (c) below, (ii) shall have total consolidated common stockholder’s equity of at least One Billion Five Hundred Million Dollars ($1,500,000,000), calculated in accordance with generally accepted accounting principles, (iii) shall have capital adequacy ratios which satisfy the requirements of the Office of the Comptroller of the Currency and other applicable bank regulatory agencies, it being understood that the approval of the Event by applicable bank regulatory agencies shall constitute satisfaction of any such requirements, and (iv) shall deliver to Landlord an acknowledged instrument in recordable form assuming all obligations, covenants and responsibilities of Tenant hereunder and agreeing to confirm the binding effect on the Surviving Entity of other documents to which Tenant is a party as requested by Landlord and/or Landlord’s Lender; provided however, that failure to deliver such instrument before the consummation of the transaction shall not constitute an event of default; and (v) no event of default shall have occurred and be continuing under this Lease. If the Event results in a violation of clause (ii) or (iii) of this paragraph (b) where there is no concurrent violation of paragraph (c) below, Landlord, at its option, may exercise its rights under paragraph (d)(i) below. It is understood and agreed that Landlord’s sole remedy for any violation of this Article 29 shall be, at Landlord’s option, to exercise Landlord’s rights under paragraph (d) of this Article 29.

(c)           Credit Rating Rules.  The following rules relating to the Surviving Entity’s Credit Rating must be complied with:

(i)           Notwithstanding any other provision of this paragraph (c), there shall be no restrictions on or requirements resulting from Events under this paragraph (c) if the Surviving Entity’s credit rating on its long-term senior unsecured indebtedness (that is not defeased, guaranteed or otherwise supported by credit enhancement) from Moody’s Investors Service, Inc. (“Credit Rating”) is not (within the time periods referred to in (c)(ii) below) lower than Tenant’s Credit Rating immediately preceding the Event. If Moody’s Investors Service, Inc. ceases to provide a Credit Rating, the Credit Rating will be the equivalent rating from Standard & Poor’s Corporation, or, if Standard & Poor’s Corporation ceases to provide a Credit Rating, the Credit Rating will be the equivalent rating from a rating organization reasonably acceptable to Landlord and Tenant.

(ii)           For purposes of this Article 29, an Event will be deemed to result in a decrease in the Surviving Entity’s Credit Rating only if either (A) within ninety (90) days after the Event the Surviving Entity’s Credit Rating is lower than Tenant’s Credit Rating prior to the Event or (B) after the announcement date of the Event but within ninety (90) days after the Event the Surviving Entity is placed on credit watch with negative implications by Moody’s Investors Service, Inc., and is subsequently downgraded prior to being taken off such credit watch.

PID #_______________

(iii)           There shall be no restrictions on or requirements resulting from Events under this paragraph (c) if the Surviving Entity’s Credit Rating is not below Baal.

(iv)           The Event may not result in the Surviving Entity’s Credit Rating being below Baa3. If the Event results in the Surviving Entity’s Credit Rating being below Baa3, Landlord, at its option, may exercise its rights under paragraph (d)(i) below.

(v)           If the Event results in the Surviving Entity’s Credit Rating being either Baa2 or Baa3:

(A)           The Surviving Entity will be required to provide Landlord with security in the form of either (1) a letter of credit from a domestic bank (other than an affiliate of Tenant) having a Credit Rating of A2 or better or (2) security in the form of cash or securities (including certificates of deposit) considered to be the equivalent of cash under generally accepted accounting principles (“Security”) in an amount and on terms reasonably acceptable to Landlord and Landlord’s Lender (and in no event less than any amount required to be provided by Landlord to Landlord’s Lender under the terms of the mortgage or other documents executed by Landlord to purchase, finance or refinance the Leased Property with all earnings on such Security being retained as additional Security, and with the Surviving Entity providing Landlord and Landlord’s Lender with a representation that the Surviving Entity is not insolvent and providing such Security will not render the Surviving Entity insolvent) which Security will be additional security for the Surviving Entity’s obligations under the Lease;

(B)           If the Surviving Entity’s Credit Rating subsequently rises above Baa2, the Security will no longer be required (unless required following a subsequent Event);

(C)           If, prior to rising above Baa2, the Surviving Entity’s Credit Rating subsequently falls below Ba2 for any reason, Landlord, at its option, may exercise its rights under paragraph (d)(ii) below, at any time thereafter prior to such Credit Rating being raised to Ba2 or higher.

(d)           Landlord’s Option to Require the Surviving Entity to Purchase the Leased Property.

(i)           If the Landlord exercises its option under paragraph (b) or (c)(iv) above, the Surviving Entity will be required to purchase the Leased Property on an Installment Payment Date designated by Landlord and in accordance with Article 17 hereof for a price equal to the greater of (A) the applicable Termination Value and (B) the fair market value of the Leased Property, plus, in either case, any prepayment penalty or premium imposed by Landlord’s Lender as a result of such transaction.

(ii)           If Landlord exercises its option under paragraph (c)(v)(C) above, the Surviving Entity will be required to purchase the Leased Property on an Installment Payment Date designated by Landlord and in accordance with Article 17 hereof for a price equal to Termination Value, without any premium or penalty.

PID #_______________

(e)           No Restrictions on Events with Certain Subsidiaries.  It is understood and agreed that there shall be no restrictions on or requirements resulting from Events under this Article 29 where the only parties involved in such Events are Tenant and/or direct or indirect eighty percent (80%) or more owned subsidiaries of Tenant.

30.          SHOWING:

During the one year period preceding the date on which the Term of this Lease shall terminate or fully expire, Landlord may show the Leased Property to prospective tenants or purchasers at such reasonable times during normal business hours as Landlord may select upon reasonable prior notice to Tenant.

31.          NATURE OF LANDLORD’S OBLIGATIONS:

Anything in this Lease to the contrary notwithstanding, no recourse or relief shall be had under any rule of law or equity, statute or constitution or by any enforcement of any assessments or penalties, or otherwise or based on or in respect of this Lease (whether by breach of any obligation, monetary or non-monetary), against Landlord (or any officer or partner of Landlord or any predecessor or successor corporation (or other entity) of Landlord), it being expressly understood that any obligations of Landlord under or relating to this Lease are solely obligations payable out of the Leased Property and are compensable solely therefrom. It is expressly understood that all such liability is and is being expressly waived and released as a condition of and as a condition for the execution of this Lease, and Tenant expressly waives and releases all such liability as a condition of, and as consideration for, the execution of this Lease.

32.          SUBORDINATION:

(a)           Subject to Landlord's compliance with the requirements of Paragraph 32(b) below, this Lease is and shall be subject and subordinate to all ground or underlying leases of the Leased Property and to all mortgages that may now or hereafter be secured upon such leases or the Leased Property and to any and all renewals, modifications, consolidations, replacements and extensions thereof, provided that in connection with the transfer of any interest of Landlord in the Leased Property or any portion thereof, whether through foreclosure or otherwise, Tenant's possession and right to occupy the Leased Property or any portion thereof shall not be disturbed so long as Tenant is not in default hereunder beyond any applicable cure period, this Lease shall continue in full force and effect and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment.

(b)           Landlord shall deliver to Tenant for execution a subordination, non-disturbance and attornment agreement from its institutional first Landlord’s Mortgagee, substantially in the form attached hereto as Schedule I or in another form reasonably satisfactory to Tenant and such Landlord’s Mortgagee, duly executed by Landlord and such Landlord’s Mortgagee.  As a condition to the subordination of this Lease to any future first institutional mortgage or ground lease, Landlord shall obtain for the benefit of Tenant a subordination, non-disturbance and attornment agreement from the holder of such mortgage or ground lease.

PID #_______________

33.          GRANTING OF EASEMENTS:

If no event of default hereunder has occurred and is continuing, Landlord will join with Tenant, from time to time at the request of Tenant (and at Tenant’s sole cost and expense), with respect to their interests in the Leased Property to (i) sell, assign, convey or otherwise transfer an interest in any Leased Property to any person legally empowered to take such interest under the power of eminent domain, (ii) grant, in the ordinary course of business, easements, licenses, rights of way and other rights and privileges in the nature of easements, (iii) release, in the ordinary course of business, existing easements and appurtenances which benefit the Leased Property, (iv) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (v) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (vi) execute amendments to any covenants and restrictions affecting the Leased Property and (vii) execute and deliver any instrument, in form and substance reasonably acceptable to Landlord and Landlord’s Lender, necessary or appropriate to make or confirm such grants or releases to any person, with or without consideration, but only, except in connection with any temporary condemnation or any Routine Condemnation, if Landlord shall have received (x) a certificate of an authorized officer of Tenant stating that such grant or release was granted in the ordinary course of Tenant’s business, does not interfere with and is not detrimental to the conduct of business on the Leased Property and does not materially impair the usefulness of the Leased Property or materially impair the fair market value of the Leased Property or materially impair Landlord’s interest in the Leased Property, (y) a certificate stating the consideration, if any, being paid for said sale, grant, easement, license, release, right of way, petition, amendment or other such instruments described in this Article 33, is in the opinion of Tenant fair and adequate; and (z) a duly authorized and binding undertaking of Tenant, in form and substance satisfactory to Landlord and Landlord’s Lender, to remain obligated under this Lease and under any instrument executed by Tenant consenting to the assignment of Landlord’s interest in this Lease as security for indebtedness, as though such easement, license, right-of-way or other right or privilege has not been granted or released, and to perform all obligations of the grantor or party effecting the release under such instrument of grant or release during the Term of this Lease.  Notwithstanding anything herein to the contrary, Tenant’s obligations to pay the reasonable attorney’s fees for each of Landlord and Landlord’s Lender in connection with the execution and delivery of any easement or other instrument pursuant to this Article 33 shall not exceed $5,625 for each of Landlord’s and Landlord’s Lender’s counsel in any single request by Tenant for one or more related easements or other instruments.  Notwithstanding anything herein to the contrary, Landlord and Landlord’s Lender shall have a period of 30 days to review the instruments and the materials requested under this Article 33.  If Landlord or Landlord’s Lender shall fail to execute any such deeds, easements, releases or such other instruments as may be specifically requested by Tenant in such 30 day period, then Tenant may deliver to Landlord and Landlord’s Lender further notice requesting the delivery of said documents.  Tenant’s notice shall specify in capital letters and bold face type that if Landlord or Landlord’s Lender shall fail to return the requested documents within ten (10) days, or shall fail to specify what corrections need be made to such documents or why, specifically, Landlord or Landlord’s Lender objects to the delivery of such documents, then Tenant intends to deliver such instruments to Landlord’s or Landlord’s Lender’s attorney-in-fact.  Subject to the foregoing provision, in the event Landlord or Landlord’s Lender fail to deliver any such deeds, easements, releases or other instruments within the 30 day period required above, subject to the additional 10 day notice required above, then in such event, Tenant is hereby authorized to act as the attorney-in-fact for Landlord and Landlord’s Lender to execute and deliver on behalf of Landlord and Landlord’s Lender any all deeds, easements, releases and other instruments required; provided, however, that no instrument executed by Tenant as attorney-in-fact shall contain any covenants other than quitclaim covenants.  For purposes of this Article 33, commencing on March 31, 2004, and on and as of each March 31 thereafter during the Term of this Lease, the limitations on attorneys fees for Landlord and Landlord’s Lender set forth in this Article 33 shall be calculated as the amount equal to the product derived by multiplying $5,625 by one plus the percentage by which the CPI for such calendar year exceeds the Base Price Index.  In the event the information necessary to calculate this amount shall not have been published in sufficient time to permit such calculation to be made on or before March 31 during any year, the limitation shall be calculated by using the CPI for the latest month for which it has been published.  After publication of the relevant information, Landlord and Tenant shall make appropriate adjustment of the limitation.  In no event shall the limitation on attorney’s fees of $5,625 be reduced as a result of any decrease in the CPI.

PID #_______________

34.          RECORDING OF LEASE:

Landlord and Tenant will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law a memorandum of this Lease or, if required by law, this Lease, and all other instruments, including, without limitation, financing statements, continuation statements, releases and instruments of similar character, which shall be reasonably requested by Landlord or Tenant as being necessary or appropriate in order to protect their respective interests in the Leased Property or to publish notice of or to create, maintain and protect or terminate or release the lien and security interest intended to be created by any assignment of Landlord’s interest in this Lease (and the interest of Landlord’s Lender in this Lease) or any mortgage upon, and the interest of Landlord’s Mortgagee in, the Leased Property. If either Landlord or Tenant shall fail to comply with this paragraph, Tenant or Landlord, as the case may be, shall be and is hereby irrevocably appointed the agent and attorney-in-fact of Landlord or Tenant, as the case may be, to comply therewith, but this sentence shall not prevent any default in the observance of this Article 34 by the Tenant from constituting an event of default hereunder.

35.         MISCELLANEOUS:

No term or provision hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument signed by the party against whom enforcement thereof is sought. Landlord may not enter into any amendment, modification or supplement to any trust indenture, mortgage or other document with any Landlord’s Mortgagee which has a material and adverse effect on the right or obligations of Tenant hereunder without the prior written consent of Tenant, and any such amendment, modification or supplement executed without Tenant’s prior written consent shall have no binding effect on Tenant hereunder.  No failure, delay, forbearance or indulgence on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, or as an acquiescence in any breach, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Lease and the rights and obligations in respect hereof shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, except where the laws of the State where the Leased Property is located require such State’s own law to apply. All headings are for reference only and shall not be considered as part of this Lease. This Lease may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute but one and the same instrument.

PID #_______________

36.         REASONABLE ATTORNEYS’ FEES:

Notwithstanding anything herein to the contrary, the obligation of Tenant to reimburse Landlord for or to pay reasonable attorneys’ fees shall mean reasonable attorneys’ fees actually incurred without reference to or giving effect to N.C.G.S. Section 6-21.2(2) or any similar provision of the law of the state in which the Leased Property is located.

37.         ENTIRE AGREEMENT:

This Lease constitutes the entire agreement between the parties hereto with respect to the Leased Property, and supercedes all prior oral or written agreements, commitments, or understandings with respect to the Leased Property, including the Original Lease.  No representations or warranties have been made by Landlord or Tenant except as specifically set forth in this Lease, and no oral or written expression or non-verbal conduct of a person intended by such person a substitute for oral or written expression will be attributed to Landlord or the Tenant as a warranty or representation except as specifically set forth in this Lease.  Paragraph and subparagraph headings are inserted herein for ease of reference only, and not for purposes of expressing or amending in any way the substantive agreement of the parties.

38.         TERMINATION OF ORIGINAL LEASE:

The Original Lease as it pertains to the Leased Property is hereby terminated effective as of 11:59 P.M., March 31, 2003.

PID #_______________

IN WITNESS WHEREOF, Landlord and Tenant hereto have each caused this Lease to be duly executed and delivered in their respective names and behalves, all by authority duly given, as of the day and year first above written.

FIRST STATES INVESTORS 4000B, LLC

ATTEST:	By:
Name: Sonya A. Huffman
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
ATTEST:	By:
Name:
Title:

PID #_______________

Lease Schedules

1.           Schedule A – Description of Leased Property
2.           Schedule B – Rent Schedule – Basic Rent
3.           Schedule C – Environmental Reports
4.           Schedule C-1 – Tenant’s Environmental and Asbestos Reports
5.           Schedule D – Title Reports
6.           Schedule E – Intentionally Omitted
7.           Schedule F – Termination Value
8.           Schedule G – Representations and Warranties for Substituted Parcels
9.           Schedule H – Group A Properties Subleases
10.         Schedule I -    Form of Subordination, Non-Disturbance and Attornment Agreement

PID #_______________

Lease Schedules

1.	Schedule A – Description of Leased Property
2.	Schedule B – Rent Schedule – Basic Rent
3.	Schedule C – Environmental Reports
4.	Schedule C-1 – Tenant’s Environmental and Asbestos Reports
5.	Schedule D – Title Reports
6.	Schedule E – Intentionally Omitted
7.	Schedule F – Termination Value
8.	Schedule G – Representations and Warranties for Substituted Parcels
9.	Schedule H – Group A Properties Subleases
10.	Schedule I - Form of Subordination, Non-Disturbance and Attornment Agreement

PID #______________

1

SCHEDULE A

DESCRIPTION OF LEASED PROPERTY

PID #______________

Combee FL

77

EXHIBIT A

2892 0946

238821st.doc

WRITTEN DESCRIPTION

THAT PART OF THE NORTH 1/2 OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF THE NORTHWEST 1/4 OF SECTION 27, TOWNSHIP 28 SOUTH, RANGE 24 EAST, MORE FULLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE NORTH ONE HALF OF THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER OF THE NORTHWEST QUARTER OF SECTION 27, TOWNSHIP 28S, RANGE 24E, THENCE S89-41-14W ALONG THE SOUTH LINE OF SAID NORTH HALF A DISTANCE OF 328.60 FEET, RUN THENCE N0-13-31W, AND PARALLEL WITH THE EAST LINE OF SAID NORTH HALF A DISTANCE OF 100.0' TO THE POINT OF BEGINNING FOR THIS DESCRIPTION, RUN THENCE S89-41-14W, AND PARALLEL WITH SAID SOUTH LINE A DISTANCE OF 275.57' TO THE EAST RIGHT OF WAY LINE OF STATE ROAD NO. 33-A (COMBEE ROAD), RUN THENCE N13-40-14E, ALONG SAID RIGHT OF WAY LINE A DISTANCE O 172.92', RUN THENCE N65-12-19E, ALONG SAID RIGHT OF WAY LINE A DISTANCE OF 82.11', RUN THENCE N89-41-14E, ALONG SAID RIGHT OF WAY LINE A DISTANCE OF 159.37', RUN THENCE S0-13-31E, AND PARALLEL WITH THE EAST LINE OF SAID NORTH HALF A DISTANCE OF 201.82' TO THE POINT OF BEGINNING. TRACT CONTAINS 1.135 ACRES.

SCHEDULE B

RENT SCHEDULE – BASIC RENT

A Group Properties - Quarterly Rent

PID	Bldg Name	Address	City	State	A Group Quarterly Payments
081261	North Boca Raton	3601 N Federal Hwy	Boca Raton	FL	19,921
081169	Westside	4328 Blanding Blvd	Jacksonville	FL	49,064
081172	South Mandarin	12222 San Jose Blvd	Jacksonville	FL	15,779
081163	Regency	9580 Regency Square Blvd	Jacksonville	FL	66,149
081230	Combee Road	1414 S Combee Rd	Lakeland	FL	13,193
081149	Lantana Road	1500 W Lantana Rd	Lantana	FL	26,679
081121	Ridge Road	8423 Ridge Rd	New Port Richey	FL	13,048
081109	Rockledge	201 Barton Blvd	Rockledge	FL	15,805
090318	Toco Hills	2942 N Druid Hills Rd NE	Atlanta	GA	17,016
090289	Perimeter Center Branch	4570 Ashford Dunwoody Rd	Atlanta	GA	59,094
090130	Washington Road Branch	2835 Washington Rd	Augusta	GA	33,182
090128	Walton Way Branch	1478 Walton Way	Augusta	GA	28,987
090036	Hapeville	590 S Central Ave	Hapeville	GA	48,191
090158	Stephenson Avenue Branch	6999 Abercorn St	Savannah	GA	17,867
250211	Sardis Crossing Branch	1607 North Sardis Road	Charlotte	NC	11,647
250115	Main Office	2565 Lewisville Clemmons Rd	Clemmons	NC	12,966
250945	Viewmont Branch	1453 2nd St NE	Hickory	NC	16,598
250349	Main Office	701 S Main St	King	NC	13,838
250289	Main Office	145 N Main St	Marion	NC	21,244
250305	Main Office	515 N Madison Blvd	Roxboro	NC	32,444
250358	Main Office	101 Main St W	Valdese	NC	27,268
250312	Waynesville Main	339 Russ Ave	Waynesville	NC	22,449
250334	Main Office	210 W Main St	Wilkesboro	NC	14,330
Total					596,759

PID #______________

SCHEDULE C

ENVIRONMENTAL REPORTS

First States Group, L.P. has obtained Environmental Reports prepared by Entrix, Inc. dated
December, 2002 for the following addresses:

Property Name	Address	City	County	State

Clemmons	2565 Lewisville-Clemmons Rd.	Clemmons	Forsyth	NC
Combee	1414 South Combee Road	Lakeland	Polk	FL
Hapeville	590 S. Central Avenue	Hapeville	Fulton	GA
King Main	701 S. Main St.	King	Stokes	NC
Lantana	1500 West Lantana Road	Lantana	Palm Beach	FL
Marion Main	129 N. Main St.	Marion	McDowell	NC
Monument Rd	9580 Regency Square Blvd	Jacksonville	Duval	FL
North Boca Raton	3601 N. Federal Hwy	Boca Raton	Palm Beach	FL
Perimeter Center	4570 Ashford Dunwoody Road	Atlanta	DeKalb	GA
Ridge Road	8423 Moon Lake Road	New Port Richey	Pasco	FL
Rockledge	201 Barton Blvd	Rockledge	Brevard	FL
Roxboro Main	315 N. Madison Blvd.	Roxboro	Person	NC
Russ Avenue	405 Russ Avenue	Waynesville	Haywood	NC
S. Mandarin	2222 San Jose Blvd	Jacksonville	Duval	FL
Sardis Road	1607 N. Sardis Road Extension	Charlotte	Mechlenburg	NC
Stephenson	16 Stephenson Ave. at Abercorn Extension	Savannah	Chatham	GA
Toco Hills	2942 N. Druid Hills Road	Atlanta	DeKalb	GA
Valdese Main	101 Main St.	Valdese	Burke	NC
Viewmont	1453 Second Street NW	Hickory	Catawba	NC
Walton Way	1478 Walton Way	Augusta	Richmond	GA
Washington Road	2835 Washington Road	Augusta	Richmond	GA
Westside	4329 Blanding Blvd	Jacksonville	Duval	FL
Wilkesboro Main	210 West Main St.	Wilkesboro	Wilkes	NC

PID #______________

SCHEDULE C-1
TENANT’S ENVIRONMENTAL AND ASBESTOS REPORTS
PREFCO PROPERTIES
PID	Bldg Name	Address	City	State	Group	Environmental Reports	RSF
081261	North Boca Raton	3601 N Federal Hwy	Boca Raton	FL	A	Asbestos Assessment - LAW - 11/91	4,545
						Radon Survey - LAW - 11/91
						UST Survey - LAW - 11/91 - No UST Found
081169	Westside	4328 Blanding Blvd	Jacksonville	FL	A	Asbestos Assessment - ECS - 6/99	11,194
081172	South Mandarin	12222 San Jose Blvd	Jacksonville	FL	A	Asbestos Assessment - PSI - 8/97	3,600
081163	Regency	9580 Regency Square Blvd	Jacksonville	FL	A	Asbestos Assessment - ECS - 6/99	15,092
081230	Combee Road	1414 S Combee Rd	Lakeland	FL	A	Asbestos Assessment - LAW - 10/91	3,010
						Radon Survey - LAW - 10/91
						UST Survey - LAW - 10/91 - No UST Found
081149	Lantana Road	1500 W Lantana Rd	Lantana	FL	A	Asbestos Assessment - PSI - 7/99	6,087
						Operations & Maintenance Plan (O&M) - 7/99
						Asbestos Abatement - 7/00
081121	Ridge Road	8423 Ridge Rd	New Port Richey	FL	A	Asbestos Assessment - ECS - 5/99	2,977
081109	Rockledge	201 Barton Blvd	Rockledge	FL	A	Asbestos Assessment - PSI - 8/15/00	3,606
						Asbestos Abatement - 9/00
						Radon Survey - LAW - 10/91
090318	Toco Hills	2942 N Druid Hills Rd NE	Atlanta	GA	A	No File	4,000
090289	Perimeter Center Branch	4570 Ashford Dunwoody Rd	Atlanta	GA	A	No File	13,891
090130	Washington Road Branch	2835 Washington Rd	Augusta	GA	A	No File	7,800
090128	Walton Way Branch	1478 Walton Way	Augusta	GA	A	No File	6,814
090036	Hapeville	590 S Central Ave	Hapeville	GA	A	No File	11,328
090158	Stephenson Avenue Branch	6999 Abercorn St	Savannah	GA	A	No File	4,200
250211	Sardis Crossing Branch	1607 North Sardis Road	Charlotte	NC	A	Phase I/Asbestos Assessment - E.I. - 10/99	3,364
250115	Main Office	2565 Lewisville Clemmons Rd	Clemmons	NC	A	Asbestos Assessment - E.I. - 9/97	3,745
						Asbestos Abatement - 4/98
250945	Viewmont Branch	1453 2nd St NE	Hickory	NC	A	Phase II/Asbestos Assessment - E.I. - 10/99	4,794
250349	Main Office	701 S Main St	King	NC	A	Asbestos Assessment - E.I. - 12/00	3,997
						Operations & Maintenance Plan (O&M) - 12/00
250289	Main Office	145 N Main St	Marion	NC	A	Asbestos Assessment - E.I. - 5/00	6,136
						Operations & Maintenance Plan (O&M) - 10/00
						O & M Reinspection - 11/01
						Phase II - Alliance - 4/90
250305	Main Office	515 N Madison Blvd	Roxboro	NC	A	Asbestos Assessment - E.I. - 10/00	9,371
						Operations & Maintenance Plan (O&M) - 11/00
						O & M Reinspection - 9/01
250358	Main Office	101 Main St W	Valdese	NC	A	Asbestos Assessment - E.I. - 5/00	7,876
						Asbestos Abatement - 5/00
						Operations & Maintenance Plan (O&M) - 11/00
						O & M Reinspection - 11/01
250312	Waynesville Main	339 Russ Ave	Waynesville	NC	A	Asbestos Assessment - E.I. - 11/00 - None Detected	6,484
250334	Main Office	210 W Main St	Wilkesboro	NC	A	N/A - Built in 1986	4,139
		23			A Total		148,050

PID #______________

1

SCHEDULE D

TITLE REPORTS

First States Group, L.P. has obtained Title Reports prepared by Chicago Title Insurance
Company for the following addresses:

Property Name	Title Commitment No.	Property Address	City	State

Clemmons	PHI-02-15725/CSU #122203284	2565 Lewisville-Clemmons Rd.	Clemmons	NC

Combee	PHI-02-15750/CSU #122203233	1414 South Combee Road	Lakeland	FL

Hapeville	PHI-02-15701/CSU #122203249	590 S. Central Avenue	Hapeville	GA

King Main	PHI-02-15739/CSU #122203286	701 S. Main St.	King	NC

Lantana	PHI-02-15678/CSU #122203226	1500 West Lantana Road	Lantana	FL

Marion Main	PHI-02-15730/CSU #122203271	129 N. Main St.	Marion	NC

Monument Rd	PHI-02-15672/CSU #122203213	9580 Regency Square Blvd	Jacksonville	FL

North Boca Raton	PHI-02-15749/CSU #122203227	3601 N. Federal Hwy	Boca Raton	FL

Perimeter Center	PHI-02-15696/CSU #122203244	4570 Ashford Dunwoody Road	Atlanta	GA

Ridge Road	PHI-02-15679/CSU #122203229	8423 Moon Lake Road	New Port Richey	FL

Rockledge	PHI-02-15661//CSU #122203210	201 Barton Blvd	Rockledge	FL

Roxboro Main	PHI-02-15735/CSU #122203293	315 N. Madison Blvd.	Roxboro	NC

Russ Avenue	PHI-02-15729/CSU #122203266	405 Russ Avenue	Waynesville	NC

S. Mandarin	PHI-02-15669/CSU #122203215	2222 San Jose Blvd	Jacksonville	FL

Sardis Road	PHI-02-15732/CSU #122203272	1607 N. Sardis Road Extension	Charlotte	NC

PID #______________

Property Name	Title Commitment No.	Property Address	City	State

Stephenson	PHI-02-2064 /CSU #122203237	16 Stephenson Ave. at Abercorn Extension	Savannah	GA

Toco Hills	PHI-02-15697/CSU #122203245	2942 N. Druid Hills Road	Atlanta	GA

Valdese Main	PHI-02-15716/CSU #122203263	101 Main St.	Valdese	NC

Viewmont	PHI-02-15721/CSU #122203270	1453 Second Street NW	Hickory	NC

Walton Way	PHI-R02-3677/CSU #122203255	1478 Walton Way	Augusta	GA

Washington Road	PHI-02-15690/CSU #122203256	2835 Washington Road	Augusta	GA

Westside	PHI-02-15673/CSU #122203217	4329 Blanding Blvd	Jacksonville	FL

Wilkesboro Main	PHI-02-15745/CSU #122203288	210 West Main St.	Wilkesboro	NC

PID #______________

2

SCHEDULE E

INTENTIONALLY OMITTED

3

SCHEDULE F

TERMINATION VALUE

Termination Schedule Group A

Property Name	North Boca Raton	Westside	South Marndarin	Monument Road	Combee Road	Lantana Road	Ridge Road	Rockledge	Toco Hills
PID #	PID#081261	PID#081169	PID#081172	PID#081163	PID#081230	PID#081149	PID#081149	PID# 081121	PID#90318

	Termination	Termination	Termination	Termination	Termination	Termination	Termination	Termination	Termination
	Value	Value	Value	Value	Value	Value	Value	Value	Value

5/31/2003	2,174,883.83	5,650,399.11	1,679,465.40	6,693,688.34	1,415,079.73	2,877,674.53	1,454,225.76	1,889,364.55	1,841,581.14
8/31/2003	2,163,236.94	5,619,665.19	1,670,541.43	6,658,696.36	1,407,542.59	2,862,320.69	1,446,390.10	1,878,981.76	1,831,745.26
11/30/2003	2,145,432.98	5,573,160.96	1,656,829.69	6,604,348.53	1,395,979.94	2,838,793.25	1,434,460.38	1,863,376.19	1,816,683.46
2/28/2004	2,127,530.02	5,526,441.75	1,643,035.29	6,549,620.10	1,384,349.24	2,815,129.80	1,422,468.74	1,847,708.16	1,801,535.51
5/31/2004	2,109,537.93	5,479,503.01	1,629,170.28	6,494,595.69	1,372,659.52	2,791,346.97	1,410,418.71	1,831,969.41	1,786,311.43
8/31/2004	2,091,465.33	5,432,337.15	1,615,245.76	6,439,355.84	1,360,918.96	2,767,459.77	1,398,313.03	1,816,150.70	1,771,020.17
11/30/2004	2,073,301.98	5,384,947.78	1,601,249.35	6,383,814.64	1,349,118.30	2,743,451.03	1,386,147.92	1,800,259.99	1,755,651.39
2/28/2005	2,055,038.91	5,337,341.64	1,587,169.71	6,327,890.43	1,337,249.11	2,719,305.30	1,373,920.40	1,784,306.25	1,740,195.85
5/31/2005	2,036,675.29	5,289,516.72	1,573,006.19	6,271,580.51	1,325,310.86	2,695,021.48	1,361,629.95	1,768,288.83	1,724,652.84
8/31/2005	2,018,227.51	5,241,426.82	1,558,784.50	6,215,094.84	1,313,321.83	2,670,631.82	1,349,278.54	1,752,172.46	1,709,041.11
11/30/2005	1,999,684.10	5,193,101.37	1,544,487.05	6,158,291.60	1,301,269.46	2,646,114.08	1,336,864.48	1,735,980.22	1,693,347.68
2/28/2006	1,981,040.18	5,144,557.25	1,530,105.75	6,101,102.79	1,289,148.06	2,621,458.31	1,324,387.52	1,719,724.33	1,677,566.84
5/31/2006	1,962,295.06	5,095,792.70	1,515,640.05	6,043,526.04	1,276,957.14	2,596,663.56	1,311,847.19	1,703,404.22	1,661,697.95
8/31/2006	1,943,452.33	5,046,730.05	1,501,105.51	5,985,728.89	1,264,706.55	2,571,744.96	1,299,237.08	1,686,974.50	1,645,748.86
11/30/2006	1,924,508.80	4,997,419.15	1,486,491.15	5,927,597.07	1,252,389.20	2,546,691.38	1,286,560.96	1,670,464.81	1,629,713.67
2/28/2007	1,905,463.97	4,947,887.61	1,471,792.30	5,869,076.99	1,240,002.29	2,521,498.69	1,273,821.41	1,653,890.84	1,613,590.37
5/31/2007	1,886,317.23	4,898,133.90	1,457,008.48	5,810,166.63	1,227,545.39	2,496,166.07	1,261,018.01	1,637,252.10	1,597,378.43
8/31/2007	1,867,058.71	4,848,047.20	1,442,144.61	5,750,988.85	1,215,019.44	2,470,690.64	1,248,135.58	1,620,492.51	1,581,074.19
11/30/2007	1,847,693.99	4,797,698.93	1,427,196.62	5,691,458.40	1,202,423.15	2,445,072.97	1,235,183.58	1,603,648.65	1,564,679.23
2/28/2008	1,828,227.11	4,747,127.90	1,412,163.47	5,631,536.88	1,189,756.72	2,419,315.05	1,222,167.58	1,586,739.83	1,548,195.42
5/31/2008	1,808,650.93	4,696,287.68	1,397,043.75	5,571,252.43	1,177,017.91	2,393,410.76	1,209,080.00	1,569,744.29	1,531,618.26
8/31/2008	1,788,956.20	4,645,126.62	1,381,834.37	5,510,626.17	1,164,203.07	2,367,351.13	1,195,911.85	1,552,638.61	1,514,941.42
11/30/2008	1,769,149.58	4,593,689.98	1,366,536.36	5,449,628.37	1,151,314.12	2,341,141.65	1,182,670.41	1,535,444.15	1,498,169.00
2/28/2009	1,749,239.90	4,542,028.38	1,351,152.48	5,388,236.52	1,138,354.45	2,314,790.73	1,169,364.40	1,518,184.03	1,481,306.97
5/31/2009	1,729,226.79	4,490,140.88	1,335,682.43	5,326,449.33	1,125,323.79	2,288,297.84	1,155,993.54	1,500,857.93	1,464,355.00
8/31/2009	1,709,071.36	4,437,845.15	1,320,108.14	5,264,293.30	1,112,203.84	2,261,621.22	1,142,523.64	1,483,386.73	1,447,284.64
11/30/2009	1,688,798.04	4,385,259.05	1,304,440.47	5,201,745.78	1,099,005.81	2,234,786.72	1,128,976.52	1,465,822.01	1,430,113.57
2/28/2010	1,668,420.72	4,332,445.68	1,288,686.18	5,138,801.08	1,085,736.43	2,207,809.50	1,115,364.20	1,448,190.86	1,412,852.09
5/31/2010	1,647,939.14	4,279,404.36	1,272,845.06	5,075,458.31	1,072,395.52	2,180,689.22	1,101,686.50	1,430,493.08	1,395,499.97
8/31/2010	1,627,298.72	4,225,914.15	1,256,886.63	5,011,691.84	1,058,954.39	2,153,363.09	1,087,898.94	1,412,637.11	1,378,015.35
11/30/2010	1,606,534.09	4,172,118.00	1,240,829.80	4,947,512.91	1,045,430.98	2,125,870.61	1,074,030.02	1,394,682.58	1,360,424.62
2/28/2011	1,585,664.47	4,118,092.12	1,224,685.57	4,882,933.49	1,031,835.57	2,098,234.09	1,060,095.25	1,376,660.85	1,342,742.63
5/31/2011	1,564,689.72	4,063,836.17	1,208,453.83	4,817,953.13	1,018,168.05	2,070,453.33	1,046,094.54	1,358,571.80	1,324,969.26
8/31/2011	1,543,538.75	4,009,088.50	1,192,090.99	4,752,491.33	1,004,388.79	2,042,443.45	1,031,972.57	1,340,310.76	1,307,048.53
11/30/2011	1,522,256.91	3,954,018.50	1,175,624.49	4,686,594.98	990,522.86	2,014,258.31	1,017,764.88	1,321,945.89	1,289,016.02
2/28/2012	1,500,869.04	3,898,716.21	1,159,069.76	4,620,294.66	976,584.22	1,985,927.72	1,003,490.66	1,303,512.99	1,270,891.35
5/31/2012	1,479,347.10	3,843,083.73	1,142,408.85	4,553,549.20	962,556.81	1,957,417.59	989,128.64	1,284,973.72	1,252,652.17
8/31/2012	1,457,659.87	3,787,015.28	1,125,621.25	4,486,306.71	948,422.40	1,928,689.53	974,655.42	1,266,287.22	1,234,273.39
11/30/2012	1,435,834.78	3,730,607.30	1,108,724.46	4,418,606.46	934,196.69	1,899,776.84	960,091.92	1,247,491.35	1,215,776.84
2/28/2013	1,413,902.56	3,673,964.31	1,091,738.56	4,350,498.60	919,897.55	1,870,717.23	945,461.15	1,228,626.57	1,197,187.21
5/31/2013	1,391,863.34	3,617,086.63	1,074,663.67	4,281,983.57	905,525.07	1,841,510.89	930,763.22	1,209,692.98	1,178,504.59
8/31/2013	1,369,610.36	3,559,624.80	1,057,427.96	4,212,862.50	891,015.99	1,812,025.16	915,919.46	1,190,557.63	1,159,642.56
11/30/2013	1,347,212.16	3,501,805.28	1,040,077.22	4,143,259.17	876,410.72	1,782,344.93	900,980.57	1,171,307.05	1,140,656.47
2/28/2014	1,324,705.66	3,443,747.89	1,022,636.45	4,073,244.40	861,731.26	1,752,516.24	885,973.66	1,151,986.65	1,121,576.31
5/31/2014	1,302,091.15	3,385,453.32	1,005,105.89	4,002,819.10	846,977.78	1,722,539.45	870,898.93	1,132,596.64	1,102,402.29
8/31/2014	1,279,242.61	3,326,524.66	987,398.44	3,931,720.41	832,074.28	1,692,256.11	855,665.07	1,112,988.78	1,083,031.55
11/30/2014	1,256,241.07	3,267,219.17	969,569.81	3,860,113.69	817,069.45	1,661,767.88	840,331.01	1,093,259.53	1,063,530.11
2/28/2015	1,233,130.03	3,207,672.82	951,650.19	3,788,091.46	801,989.62	1,631,129.55	824,928.13	1,073,459.49	1,043,933.56
5/31/2015	1,209,909.90	3,147,886.67	933,639.94	3,715,655.18	786,835.06	1,600,341.70	809,456.73	1,053,588.99	1,024,242.24
8/31/2015	1,186,434.40	3,087,413.83	915,435.88	3,642,474.61	771,516.34	1,569,218.71	793,812.22	1,033,483.70	1,004,335.96
11/30/2015	1,162,797.72	3,026,544.05	897,104.17	3,568,758.87	756,090.89	1,537,879.87	778,062.14	1,013,250.55	984,292.01
2/28/2016	1,139,050.26	2,965,430.24	878,680.46	3,494,623.37	740,589.57	1,506,389.22	762,242.42	992,945.58	964,151.84
5/31/2016	1,115,138.31	2,903,911.33	860,126.47	3,419,941.71	724,979.33	1,474,678.29	746,314.96	972,510.11	943,871.17
8/31/2016	1,091,003.65	2,841,815.04	841,400.32	3,344,572.38	709,224.07	1,442,672.53	730,238.72	951,881.87	923,401.85
11/30/2016	1,066,699.23	2,779,300.66	822,539.70	3,268,639.35	693,356.39	1,410,439.43	714,051.28	931,118.93	902,787.54
2/28/2017	1,042,282.67	2,716,538.91	803,586.01	3,192,282.08	677,411.96	1,378,052.70	697,793.31	910,283.12	882,075.84
5/31/2017	1,017,754.73	2,653,531.71	784,539.86	3,115,503.11	661,391.28	1,345,513.37	681,465.30	889,375.02	861,267.42
8/31/2017	992,925.31	2,589,724.26	765,263.40	3,037,826.75	645,175.91	1,312,577.15	664,933.99	868,195.56	840,204.66
11/30/2017	967,917.07	2,525,476.40	745,845.30	2,959,556.63	628,842.11	1,279,401.46	648,285.56	846,874.22	818,989.15
2/28/2018	942,795.26	2,460,977.69	726,333.00	2,880,857.54	612,430.61	1,246,070.23	631,565.66	825,478.87	797,675.05
5/31/2018	917,560.83	2,396,230.45	706,727.26	2,801,732.63	595,942.05	1,212,584.75	614,774.91	804,010.26	776,263.17
8/31/2018	892,000.00	2,330,621.62	686,871.47	2,721,627.62	579,242.29	1,178,669.01	597,764.55	782,250.51	754,575.66
11/30/2018	866,250.83	2,264,548.91	666,866.49	2,640,897.19	562,417.80	1,144,501.04	580,630.82	760,341.34	732,727.27
2/28/2019	840,386.59	2,198,221.64	646,766.13	2,559,732.81	545,514.62	1,110,175.52	563,424.63	738,356.96	710,779.01
5/31/2019	814,408.43	2,131,642.64	626,571.29	2,478,138.28	528,533.51	1,075,693.99	546,146.75	716,298.28	688,731.85
8/31/2019	788,077.65	2,064,137.46	606,105.63	2,395,476.58	511,323.84	1,040,747.10	528,632.07	693,927.66	666,386.66
11/30/2019	761,548.49	1,996,143.69	585,482.84	2,312,156.14	493,982.79	1,005,534.53	510,987.46	671,399.65	643,872.02
2/28/2020	734,902.68	1,927,891.48	564,763.42	2,228,396.51	476,562.00	970,162.31	493,269.36	648,795.19	621,256.16
5/31/2020	708,055.03	1,859,142.14	543,884.12	2,143,966.65	459,007.54	934,519.77	475,419.05	626,030.58	598,467.90
8/31/2020	680,914.15	1,789,641.74	522,776.80	2,058,614.95	441,261.36	898,487.95	457,373.77	603,017.24	575,430.74
11/30/2020	653,564.33	1,719,626.73	501,503.98	1,972,569.46	423,376.81	862,176.32	439,191.63	579,838.14	552,215.12
2/28/2021	626,096.20	1,649,349.20	480,133.22	1,886,079.26	405,411.43	825,702.81	420,934.92	556,581.26	528,896.85
5/31/2021	598,511.32	1,578,812.98	458,665.73	1,799,149.53	387,366.25	789,069.51	402,604.66	533,247.84	505,477.28
8/31/2021	570,517.18	1,507,211.07	436,882.57	1,710,964.54	369,054.99	751,894.99	384,000.51	509,557.54	481,711.30
11/30/2021	542,302.98	1,435,067.17	414,925.10	1,622,048.82	350,598.00	714,425.74	365,252.21	485,692.65	457,757.35
2/28/2022	513,968.73	1,362,656.44	392,868.29	1,532,682.60	332,059.01	676,792.29	346,428.20	461,748.60	433,699.26
5/31/2022	485,516.21	1,289,983.25	370,713.56	1,442,871.78	313,439.22	638,996.99	327,529.64	437,726.80	409,538.56
8/31/2022	456,623.83	1,216,169.04	348,218.92	1,351,704.12	294,533.08	600,619.51	308,337.15	413,323.85	385,005.33
11/30/2022	427,499.68	1,141,784.00	325,540.69	1,259,766.86	275,473.46	561,931.63	288,992.85	388,737.02	360,274.12
2/28/2023	398,253.64	1,067,127.61	302,761.68	1,167,372.99	256,330.63	523,077.07	269,571.64	364,069.58	335,437.21
5/31/2023	368,887.72	992,204.81	279,883.47	1,074,529.19	237,105.92	484,058.53	250,074.81	339,323.11	310,496.32
	-	-	-	-	-	-	-	-	-

4

SCHEDULE F

TERMINATION VALUE

Termination Schedule Group A

Property Name	Perimeter Ctr Branch	Washington Rd Branch	Walton Way Branch	Hapeville	Stephenson Ave	Sardis Crossing	Clemmons Main Office	Viewmont Branch
PID #	PID#090289	PID#090130	PID#090128	PID#090036	PID#090036	PID#250211	PID#250115	PID# 250945

	Termination	Termination	Termination	Termination	Termination	Termination	Termination	Termination
	Value	Value	Value	Value	Value	Value	Value	Value

5/31/2003	6,686,321.63	3,591,121.19	3,317,626.58	5,348,601.19	1,933,669.69	1,429,386.75	1,645,813.94	1,990,595.55
8/31/2003	6,650,135.72	3,571,941.09	3,299,612.81	5,319,817.30	1,923,341.98	1,421,476.97	1,636,628.06	1,979,646.97
11/30/2003	6,595,201.38	3,542,570.31	3,272,324.48	5,275,958.71	1,907,527.02	1,409,641.96	1,622,959.93	1,963,200.27
2/28/2004	6,539,996.40	3,513,031.54	3,244,907.11	5,231,869.21	1,891,621.61	1,397,764.57	1,609,249.98	1,946,688.62
5/31/2004	6,484,527.01	3,483,344.29	3,217,360.04	5,187,564.09	1,875,636.25	1,385,835.06	1,595,482.01	1,930,102.70
8/31/2004	6,428,795.78	3,453,526.06	3,189,680.81	5,143,055.64	1,859,580.36	1,373,842.98	1,581,639.03	1,913,432.18
11/30/2004	6,372,795.34	3,423,556.66	3,161,869.53	5,098,327.67	1,843,443.07	1,361,797.85	1,567,736.99	1,896,686.04
2/28/2005	6,316,522.12	3,393,418.05	3,133,928.16	5,053,367.01	1,827,214.68	1,349,709.92	1,553,792.65	1,879,874.35
5/31/2005	6,259,973.70	3,363,108.88	3,105,855.52	5,008,171.72	1,810,894.44	1,337,578.69	1,539,805.47	1,862,996.41
8/31/2005	6,203,129.52	3,332,665.71	3,077,630.37	4,962,755.68	1,794,502.05	1,325,367.27	1,525,718.30	1,846,013.29
11/30/2005	6,146,001.64	3,302,063.24	3,049,266.05	4,917,108.27	1,778,023.88	1,313,099.93	1,511,568.89	1,828,950.49
2/28/2006	6,088,598.69	3,271,290.28	3,020,770.53	4,871,226.33	1,761,453.91	1,300,789.33	1,497,376.67	1,811,821.48
5/31/2006	6,030,918.56	3,240,345.63	2,992,142.75	4,825,108.13	1,744,791.50	1,288,435.05	1,483,141.18	1,794,625.68
8/31/2006	5,972,902.77	3,209,244.59	2,963,342.90	4,778,736.64	1,728,044.88	1,275,992.71	1,468,796.94	1,777,313.48
11/30/2006	5,914,588.01	3,177,975.67	2,934,396.39	4,732,121.33	1,711,207.86	1,263,491.44	1,454,387.11	1,759,917.31
2/28/2007	5,855,995.78	3,146,534.91	2,905,317.49	4,685,269.53	1,694,278.31	1,250,946.44	1,439,933.94	1,742,454.27
5/31/2007	5,797,124.26	3,114,921.29	2,876,105.31	4,638,179.76	1,677,255.69	1,238,357.35	1,425,437.06	1,724,923.83
8/31/2007	5,737,875.10	3,083,127.69	2,846,700.46	4,590,802.46	1,660,136.16	1,225,671.92	1,410,822.20	1,707,265.21
11/30/2007	5,678,310.87	3,051,157.19	2,817,141.06	4,543,168.22	1,642,921.36	1,212,924.40	1,396,138.22	1,689,518.10
2/28/2008	5,618,466.66	3,019,013.43	2,787,448.04	4,495,295.44	1,625,613.28	1,200,132.64	1,381,410.35	1,671,703.41
5/31/2008	5,558,298.23	2,986,687.61	2,757,595.98	4,447,158.25	1,608,207.17	1,187,276.99	1,366,611.35	1,653,797.65
8/31/2008	5,497,755.07	2,954,167.42	2,727,556.39	4,398,725.70	1,590,696.40	1,174,336.52	1,351,712.57	1,635,775.58
11/30/2008	5,436,880.00	2,921,460.85	2,697,353.98	4,350,022.47	1,573,085.27	1,161,330.63	1,336,740.97	1,617,660.28
2/28/2009	5,375,722.28	2,888,579.54	2,667,016.65	4,301,078.52	1,555,380.05	1,148,279.99	1,321,724.90	1,599,476.65
5/31/2009	5,314,280.76	2,855,522.83	2,636,543.83	4,251,892.92	1,537,580.39	1,135,184.37	1,306,664.12	1,581,224.37
8/31/2009	5,252,370.98	2,822,235.27	2,605,833.88	4,202,345.88	1,519,656.43	1,121,974.56	1,291,465.49	1,562,818.45
11/30/2009	5,190,111.46	2,788,751.32	2,574,952.38	4,152,513.65	1,501,626.72	1,108,695.81	1,276,190.13	1,544,314.30
2/28/2010	5,127,566.51	2,755,091.06	2,543,934.58	4,102,438.41	1,483,502.07	1,095,371.76	1,260,869.68	1,525,741.04
5/31/2010	5,064,735.31	2,721,254.03	2,512,780.08	4,052,119.53	1,465,282.24	1,082,002.24	1,245,503.99	1,507,098.43
8/31/2010	5,001,386.86	2,687,158.64	2,481,364.43	4,001,399.27	1,446,923.29	1,068,508.87	1,229,989.69	1,488,288.43
11/30/2010	4,937,669.93	2,652,856.33	2,449,768.03	3,950,378.51	1,428,452.93	1,054,942.88	1,214,394.55	1,469,374.93
2/28/2011	4,873,664.61	2,618,376.06	2,418,033.88	3,899,112.35	1,409,886.74	1,041,331.00	1,198,753.68	1,450,391.48
5/31/2011	4,809,370.47	2,583,717.57	2,386,161.78	3,847,600.45	1,391,224.60	1,027,673.15	1,183,067.00	1,431,337.97
8/31/2011	4,744,507.50	2,548,771.75	2,354,003.22	3,795,645.10	1,372,407.74	1,013,881.28	1,167,220.40	1,412,102.58
11/30/2011	4,679,256.31	2,513,607.95	2,321,654.24	3,743,373.16	1,353,473.50	1,000,012.89	1,151,288.62	1,392,758.14
2/28/2012	4,613,713.63	2,478,264.42	2,289,165.98	3,690,853.29	1,334,442.49	986,098.01	1,135,310.44	1,373,342.89
5/31/2012	4,547,773.28	2,442,697.60	2,256,482.65	3,638,009.11	1,315,291.25	972,104.75	1,119,245.00	1,353,815.94
8/31/2012	4,481,319.53	2,406,858.55	2,223,543.78	3,584,756.49	1,295,993.42	957,999.35	1,103,049.36	1,334,133.74
11/30/2012	4,414,456.83	2,370,789.86	2,190,404.31	3,531,170.37	1,276,571.94	943,813.34	1,086,764.00	1,314,336.68
2/28/2013	4,347,299.39	2,334,539.62	2,157,123.97	3,477,333.66	1,257,052.71	929,580.20	1,070,431.51	1,294,467.88
5/31/2013	4,279,847.58	2,298,108.06	2,123,702.96	3,423,246.68	1,237,435.85	915,300.00	1,054,051.99	1,274,527.46
8/31/2013	4,211,715.60	2,261,326.66	2,089,940.88	3,368,625.47	1,217,630.60	900,863.83	1,037,488.13	1,254,373.88
11/30/2013	4,143,152.81	2,224,303.35	2,055,967.47	3,313,652.92	1,197,695.10	886,342.75	1,020,829.75	1,234,099.30
2/28/2014	4,074,291.82	2,187,096.56	2,021,851.50	3,258,426.98	1,177,660.81	871,773.85	1,004,123.48	1,213,752.02
5/31/2014	4,005,133.48	2,149,706.76	1,987,593.39	3,202,948.32	1,157,527.98	857,157.31	987,369.53	1,193,332.28
8/31/2014	3,935,234.80	2,111,933.33	1,952,964.70	3,146,886.37	1,137,188.58	842,372.93	970,418.03	1,172,682.49
11/30/2014	3,864,882.28	2,073,905.06	1,918,113.39	3,090,454.31	1,116,711.95	827,499.11	953,366.95	1,151,905.22
2/28/2015	3,794,227.95	2,035,691.29	1,883,117.74	3,033,765.90	1,096,135.45	812,576.76	936,267.20	1,131,054.23
5/31/2015	3,723,273.09	1,997,292.73	1,847,978.40	2,976,822.20	1,075,459.44	797,606.13	919,119.07	1,110,129.90
8/31/2015	3,651,514.58	1,958,474.98	1,812,437.42	2,919,243.55	1,054,557.72	782,455.20	901,759.50	1,088,957.72
11/30/2015	3,579,277.97	1,919,388.77	1,776,661.92	2,861,275.02	1,033,511.45	767,210.04	884,295.03	1,067,651.26
2/28/2016	3,506,735.75	1,880,114.92	1,740,740.22	2,803,047.04	1,012,364.14	751,915.60	866,781.05	1,046,270.02
5/31/2016	3,433,705.61	1,840,567.10	1,704,579.19	2,744,421.17	991,069.31	736,524.99	849,160.02	1,024,751.73
8/31/2016	3,359,991.78	1,800,651.42	1,668,079.07	2,685,247.96	969,576.40	720,988.68	831,371.43	1,003,030.35
11/30/2016	3,285,774.36	1,760,452.97	1,631,331.94	2,625,664.09	947,931.23	705,353.11	813,472.34	981,167.54
2/28/2017	3,211,247.33	1,720,064.62	1,594,436.65	2,565,817.50	926,183.82	689,667.48	795,522.87	959,228.81
5/31/2017	3,136,412.95	1,679,487.66	1,557,394.31	2,505,710.06	904,334.84	673,932.23	777,523.52	937,214.81
8/31/2017	3,060,638.14	1,638,414.71	1,519,883.23	2,444,856.13	882,218.80	657,989.71	759,282.72	914,914.56
11/30/2017	2,984,332.89	1,597,043.91	1,482,111.97	2,383,569.63	859,942.37	641,942.65	740,925.53	892,465.32
2/28/2018	2,907,713.80	1,555,480.85	1,444,190.47	2,322,016.98	837,562.43	625,844.69	722,517.04	869,938.99
5/31/2018	2,830,783.68	1,513,727.11	1,406,120.12	2,260,200.46	815,079.81	609,696.38	704,057.86	847,336.35
8/31/2018	2,752,839.24	1,471,435.88	1,367,544.79	2,197,577.21	792,307.78	593,326.24	685,341.01	824,426.71
11/30/2018	2,674,336.08	1,428,830.94	1,328,695.40	2,134,498.32	769,366.82	576,845.99	666,501.58	801,360.13
2/28/2019	2,595,514.64	1,386,031.23	1,289,693.60	2,071,149.65	746,321.00	560,313.96	647,609.86	778,215.21
5/31/2019	2,516,378.29	1,343,038.66	1,250,541.04	2,007,533.96	723,171.33	543,730.82	628,666.60	754,992.90
8/31/2019	2,436,149.83	1,299,464.93	1,210,845.35	1,943,048.10	699,708.73	526,910.52	609,448.61	731,441.74
11/30/2019	2,355,332.90	1,255,560.77	1,170,861.00	1,878,082.34	676,068.20	509,974.24	590,101.50	707,725.28
2/28/2020	2,274,192.99	1,211,459.22	1,130,721.93	1,812,842.97	652,321.40	492,985.26	570,701.08	683,929.17
5/31/2020	2,192,454.34	1,167,021.46	1,090,289.17	1,747,115.33	628,393.56	475,878.26	551,169.29	659,964.88
8/31/2020	2,109,822.78	1,122,098.37	1,049,414.70	1,680,669.75	604,204.38	458,584.33	531,424.03	635,738.74
11/30/2020	2,026,571.43	1,076,827.25	1,008,236.21	1,613,718.72	579,827.81	441,168.24	511,542.78	611,338.52
2/28/2021	1,942,992.18	1,031,355.97	966,900.59	1,546,490.07	555,343.47	423,698.48	491,607.13	586,857.26
5/31/2021	1,859,089.65	985,687.13	925,410.11	1,478,987.57	530,752.75	406,175.96	471,618.11	562,296.25
8/31/2021	1,773,926.98	939,342.79	883,294.07	1,410,477.87	505,798.30	388,383.17	451,317.49	537,359.18
11/30/2021	1,688,111.52	892,631.89	840,857.82	1,341,435.82	480,646.48	370,461.71	430,873.64	512,238.77
2/28/2022	1,601,962.98	845,717.93	798,261.90	1,272,111.93	455,385.32	352,485.57	410,374.26	487,035.86
5/31/2022	1,515,486.64	798,603.87	755,508.91	1,202,510.50	430,016.41	334,455.76	389,820.51	461,751.93
8/31/2022	1,427,659.42	750,763.34	712,085.84	1,131,827.86	404,256.33	316,137.81	368,935.25	436,066.46
11/30/2022	1,339,144.67	702,536.76	668,325.53	1,060,584.55	378,288.38	297,684.34	347,899.14	410,187.89
2/28/2023	1,250,291.40	654,104.06	624,402.88	989,054.95	352,209.45	279,175.11	326,806.31	384,225.28
5/31/2023	1,161,105.55	605,468.58	580,320.80	917,243.92	326,021.32	260,611.28	305,658.05	358,180.32
	-	-	-	-	-	-	-	-

5

SCHEDULE F

TERMINATION VALUE

Termination Schedule Group A

Property Name	King Main Office	Marion Main Office	Roxoboro Main	Valdese Main	Russ Avenue	Wilkesboro Main
PID #	PID#25039	PID#250289	PID#250305	PID#250358	PID#250312	PID#250334

	Termination	Termination	Termination	Termination	Termination	Termination
	Value	Value	Value	Value	Value	Value

5/31/2003	1,765,790.03	2,603,269.24	3,970,336.07	3,345,704.24	2,250,606.27	1,657,779.04
8/31/2003	1,755,921.61	2,588,869.20	3,948,381.85	3,327,191.29	2,238,877.67	1,648,750.51
11/30/2003	1,741,250.33	2,567,317.65	3,915,516.91	3,299,490.17	2,220,623.64	1,635,100.55
2/28/2004	1,726,535.32	2,545,688.41	3,882,532.79	3,271,689.75	2,202,238.38	1,621,388.54
5/31/2004	1,711,758.40	2,523,964.11	3,849,403.50	3,243,767.32	2,183,752.68	1,607,612.41
8/31/2004	1,696,900.51	2,502,126.08	3,816,101.05	3,215,698.50	2,165,195.92	1,593,769.21
11/30/2004	1,681,979.59	2,480,191.28	3,782,650.81	3,187,505.45	2,146,536.90	1,579,860.73
2/28/2005	1,667,014.43	2,458,178.01	3,749,080.19	3,159,212.11	2,127,745.83	1,565,889.67
5/31/2005	1,652,004.48	2,436,085.40	3,715,387.89	3,130,817.35	2,108,821.79	1,551,855.45
8/31/2005	1,636,885.97	2,413,847.28	3,681,474.41	3,102,234.97	2,089,842.25	1,537,742.37
11/30/2005	1,621,701.04	2,391,507.17	3,647,405.17	3,073,521.69	2,070,754.92	1,523,560.49
2/28/2006	1,606,471.33	2,369,087.77	3,613,214.32	3,044,707.05	2,051,534.69	1,509,315.48
5/31/2006	1,591,196.37	2,346,588.32	3,578,900.68	3,015,790.07	2,032,180.73	1,495,006.83
8/31/2006	1,575,803.51	2,323,929.00	3,544,343.95	2,986,667.08	2,012,756.10	1,480,609.63
11/30/2006	1,560,340.64	2,301,162.21	3,509,623.09	2,957,406.12	1,993,217.90	1,466,139.94
2/28/2007	1,544,832.44	2,278,315.27	3,474,779.29	2,928,042.71	1,973,545.87	1,451,606.54
5/31/2007	1,529,278.49	2,255,387.52	3,439,811.55	2,898,575.99	1,953,739.32	1,437,008.98
8/31/2007	1,513,596.81	2,232,284.82	3,404,577.67	2,868,883.87	1,933,846.15	1,422,312.70
11/30/2007	1,497,841.36	2,209,068.85	3,369,170.83	2,839,046.37	1,913,833.30	1,407,540.02
2/28/2008	1,482,039.98	2,185,771.83	3,333,639.66	2,809,105.25	1,893,685.66	1,392,703.01
5/31/2008	1,466,162.69	2,162,358.25	3,297,930.49	2,779,014.52	1,873,414.85	1,377,787.39
8/31/2008	1,450,178.00	2,138,790.36	3,261,986.18	2,748,725.31	1,853,030.11	1,362,777.32
11/30/2008	1,434,115.58	2,115,103.15	3,225,859.64	2,718,282.94	1,832,519.28	1,347,686.77
2/28/2009	1,418,006.63	2,091,333.92	3,189,607.32	2,687,735.72	1,811,872.66	1,332,531.24
5/31/2009	1,401,850.86	2,067,482.27	3,153,228.59	2,657,083.11	1,791,089.80	1,317,310.47
8/31/2009	1,385,546.15	2,043,423.09	3,116,533.98	2,626,163.29	1,770,185.90	1,301,969.01
11/30/2009	1,369,159.54	2,019,238.18	3,079,647.35	2,595,082.10	1,749,149.14	1,286,542.73
2/28/2010	1,352,725.73	1,994,970.25	3,042,633.41	2,563,894.76	1,727,975.52	1,271,050.81
5/31/2010	1,336,244.55	1,970,619.02	3,005,491.72	2,532,600.91	1,706,664.75	1,255,493.05
8/31/2010	1,319,602.94	1,946,042.64	2,968,007.24	2,501,017.24	1,685,214.32	1,239,802.71
11/30/2010	1,302,875.05	1,921,333.80	2,930,320.45	2,469,263.54	1,663,623.90	1,224,023.02
2/28/2011	1,286,099.27	1,896,540.87	2,892,504.74	2,437,402.34	1,641,895.51	1,208,176.97
5/31/2011	1,269,275.51	1,871,663.72	2,854,559.85	2,405,433.44	1,620,028.99	1,192,264.45
8/31/2011	1,252,279.25	1,846,542.88	2,816,243.87	2,373,150.92	1,598,003.21	1,176,206.85
11/30/2011	1,235,192.09	1,821,282.48	2,777,714.74	2,340,689.26	1,575,829.95	1,160,055.11
2/28/2012	1,218,056.31	1,795,936.89	2,739,054.98	2,308,118.67	1,553,517.54	1,143,836.26
5/31/2012	1,200,827.40	1,770,448.33	2,700,176.88	2,275,364.57	1,531,054.06	1,127,520.97
8/31/2012	1,183,458.63	1,744,755.61	2,660,987.52	2,242,348.01	1,508,423.97	1,111,077.61
11/30/2012	1,165,994.10	1,718,915.88	2,621,573.64	2,209,142.75	1,485,638.53	1,094,535.09
2/28/2013	1,148,480.19	1,692,989.78	2,582,027.33	2,175,827.05	1,462,712.69	1,077,924.66
5/31/2013	1,130,917.00	1,666,977.46	2,542,348.81	2,142,401.09	1,439,646.60	1,061,246.43
8/31/2013	1,113,155.24	1,640,681.43	2,502,238.06	2,108,610.14	1,416,378.98	1,044,396.11
11/30/2013	1,095,292.60	1,614,230.52	2,461,890.79	2,074,620.39	1,392,947.69	1,027,441.32
2/28/2014	1,077,379.77	1,587,692.02	2,421,409.20	2,040,518.62	1,369,374.70	1,010,417.79
5/31/2014	1,059,416.96	1,561,066.20	2,380,793.74	2,006,305.20	1,345,660.32	993,325.73
8/31/2014	1,041,241.50	1,534,135.05	2,339,713.04	1,971,699.03	1,321,721.55	976,047.00
11/30/2014	1,022,959.75	1,507,040.75	2,298,383.16	1,936,883.44	1,297,610.37	958,658.21
2/28/2015	1,004,626.98	1,479,857.54	2,256,916.98	1,901,954.16	1,273,356.11	941,199.81
5/31/2015	986,243.48	1,452,585.89	2,215,315.20	1,866,911.78	1,248,959.27	923,672.10
8/31/2015	967,632.50	1,424,986.14	2,173,213.40	1,831,447.41	1,224,313.97	905,942.36
11/30/2015	948,909.56	1,397,214.51	2,130,849.12	1,795,762.44	1,199,487.05	888,096.69
2/28/2016	930,134.71	1,369,352.61	2,088,346.44	1,759,962.02	1,174,515.61	870,180.48
5/31/2016	911,245.59	1,341,315.32	2,045,575.89	1,723,936.46	1,149,358.82	852,145.96
8/31/2016	892,176.73	1,313,012.63	2,002,400.57	1,687,569.85	1,123,970.72	833,942.07
11/30/2016	872,989.95	1,284,528.92	1,958,948.77	1,650,970.86	1,098,391.32	815,616.06
2/28/2017	853,750.31	1,255,953.49	1,915,356.39	1,614,254.58	1,072,665.87	797,218.55
5/31/2017	834,458.35	1,227,287.18	1,871,624.66	1,577,422.06	1,046,795.26	778,750.08
8/31/2017	814,906.87	1,198,243.58	1,827,317.82	1,540,104.43	1,020,624.22	760,046.41
11/30/2017	795,231.19	1,169,009.30	1,782,719.75	1,502,542.05	994,251.68	741,214.11
2/28/2018	775,501.65	1,139,681.79	1,737,978.78	1,464,860.42	967,731.49	722,309.28
5/31/2018	755,718.93	1,110,262.06	1,693,096.44	1,427,060.85	941,064.73	703,332.61
8/31/2018	735,659.39	1,080,438.50	1,647,598.42	1,388,742.09	914,069.48	684,102.81
11/30/2018	715,469.02	1,050,414.08	1,601,793.65	1,350,165.51	886,861.98	664,737.54
2/28/2019	695,223.76	1,020,294.84	1,555,843.53	1,311,467.64	859,505.15	645,298.65
5/31/2019	674,924.41	990,081.98	1,509,749.92	1,272,650.04	832,000.27	625,786.97
8/31/2019	654,330.03	959,437.33	1,462,997.92	1,233,277.36	804,137.36	606,003.32
11/30/2019	633,597.84	928,581.12	1,415,922.83	1,193,633.13	776,050.89	586,076.96
2/28/2020	612,809.67	897,628.40	1,368,699.83	1,153,865.44	747,813.31	566,075.86
5/31/2020	591,881.29	866,460.43	1,321,148.09	1,113,821.47	719,348.27	545,929.56
8/31/2020	570,724.17	834,951.87	1,273,076.73	1,073,339.91	690,572.45	525,563.17
11/30/2020	549,421.92	803,220.50	1,224,665.09	1,032,572.36	661,561.18	505,046.47
2/28/2021	528,062.53	771,390.85	1,176,102.82	991,679.07	632,396.92	484,453.84
5/31/2021	506,647.08	739,464.57	1,127,392.47	950,662.19	603,081.43	463,786.39
8/31/2021	484,897.26	707,046.09	1,077,931.47	909,012.69	573,344.08	442,806.21
11/30/2021	462,994.57	674,392.94	1,028,112.07	867,061.97	543,358.74	421,667.74
2/28/2022	441,033.53	641,639.64	978,139.21	824,983.13	513,218.45	400,452.07
5/31/2022	419,015.38	608,788.09	928,015.77	782,778.60	482,925.20	379,160.48
8/31/2022	396,641.60	575,411.72	877,091.87	739,899.58	452,175.62	357,534.16
11/30/2022	374,106.82	541,788.18	825,790.50	696,703.32	421,164.86	335,741.12
2/28/2023	351,512.42	508,062.54	774,332.67	653,376.42	389,997.07	313,869.57
5/31/2023	328,859.78	474,236.94	722,721.65	609,921.63	358,674.53	291,920.94
	-	-	-	-	-	-

6

SCHEDULE G

REPRESENTATIONS AND WARRANTIES FOR SUBSTITUTE PROPERTY

(a)
Tenant is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States of America, and is duly qualified and in good standing as a foreign corporation under the laws of each jurisdiction where the laws of such jurisdiction requires such qualification, and Tenant has all requisite corporate power and authority to carry on its business and to execute, deliver and perform this Lease;

(b)
this Lease has been duly authorized by all necessary action on Tenant’s part, duly executed and delivered by Tenant’s duly authorized officers, and constitutes a legal, valid and binding obligation of Tenant, enforceable against it in accordance with its terms except as the enforcement may be limited by (i) the effect of any applicable state or federal laws and judicial decisions, (ii) the discretion of any court or governmental or public body, authority, bureau or agency before which any proceeding may be brought, or (iii) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally;

(c)
no consent, license, approval or authorization of, or filing, registration or declaration with, or exemption or other action by, any governmental or public body, authority, bureau or agency is required in connection with the execution, delivery or performance by Tenant, of this Lease or the transactions herein contemplated;

(d)
Tenant’s execution, delivery and performance of this Lease (i) do not and will not violate (x) any of Tenant’s Articles of Association or By-Laws, or (y) any law, governmental regulation, judgment, order, writ, injunction or decree applicable to Tenant, in a manner which will materially adversely affect its ability to perform its obligations under any of the instruments listed above; (ii) do not and will not violate the provisions of, or constitute a default or an event of default under any indenture, mortgage, instrument, contract, lease or other undertaking to which Tenant is a party or by which it or any of its properties may be subject or bound in a manner which will materially adversely affect its ability to perform the same; or (iii) do not result and will not result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any of its property pursuant to such Lease or instrument, except as permitted by the Lease;

(e)
there is no action, suit or proceeding pending or, to the best of Tenant’s knowledge, threatened against or affecting Tenant, in any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which (i) individually or in the aggregate would materially and adversely affect the financial position, business or operations of Tenant, taken as a whole, or the performance by Tenant, of its obligations hereunder (for purposes of this clause (i) with respect to Tenant, “material” shall mean exposure for liability in excess of $35 million), or (ii) would affect in any material respect the consummation or validity of this Lease to which it is a party or the transactions contemplated hereby or thereby;

7

(f)
Tenant is not in default (i) in the payment of any ad valorem real property taxes levied or assessed against the Substitute Parcel, or (ii) under any statute, rule, order, decree, writ, injunction or regulation of any governmental body (including any court), which, in either case, would individually or in the aggregate materially and adversely affect the financial position, business or operations of Tenant, or the performance by Tenant, of its obligations hereunder;

(g)
Tenant’s consolidated audited financial statements, including any amendments thereto, with supporting schedules and balance sheets and income statements for the period ending on _________ __, 2___ (the “Financial Statements”), which audited financial statements of Tenant have been prepared in accordance with generally accepted accounting principles consistently applied, present fairly and accurately, in accordance with such generally accepted accounting principles, the financial position and results of operations at the dates and for the periods indicated on such financial statements. The Financial Statements are complete and correct in all material respects. There are no material liabilities of any nature or in any amount that should be properly reflected or reserved against in a balance sheet and the notes thereto which are not fully reflected or reserved against in the Financial Statements;

(h)
since _________ __, 2___, there has been no material adverse change in the condition (financial or otherwise), business, operations, assets, liabilities or properties of Tenant and their subsidiaries, taken as a whole, and there has been no damage, destruction or loss of physical property (whether or not covered by insurance) which taken as a whole materially and adversely affects the business or operations of Tenant, in either case except as Tenant has disclosed in reports filed with the Securities and Exchange Commission;

(i)	Tenant is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code;

(j)	Tenant is not a party to any contract to lease or sell all or any part of the Substitute Parcel or any beneficial interest in the Substitute Parcel other than this Lease;

(k)	Tenant has not taken or caused to be taken any action which would have a material adverse effect on Tenant’s title to the Substitute Parcel;

(l)
(i) attached hereto as Exhibit ___ is a true, correct and complete list of all subleases, licenses and subtenancies (the “Subleases”) affecting the Substitute Parcel and all rent and additional rent payable thereunder; (ii) Tenant is not in default beyond any applicable notice and cure period of any of its obligations under any Sublease; and (iii) no tenant under any Sublease has any right to purchase all or any portion of the Substitute Parcel;

8

(m)	no breach presently exists under any covenant, condition, restriction, right-of-way or easement which materially affects the Substitute Parcel or any portion thereof;

(n)
to the best of Tenant’s knowledge, all material agreements, easements and other rights which are necessary to permit the lawful use and operation of the Substitute Parcel and which are necessary to permit the lawful use and operation of all utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and Tenant has not received notice of any pending modification or cancellation of any of the same; and the use of the Substitute Parcel does not in any material respect depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its continuing legal use and all building and use related required permits, approvals and consents have been issued and are in full force and effect;

(o)
to the best of Tenant’s knowledge, except for prior nonconforming uses the present condition and use of the Substitute Parcel conform to any conditions or requirements of the certificates of occupancy and other permits and approvals issued with respect to the same and do not in any material respect violate any applicable law, statute, ordinance, code, rule or regulation (including, without limitation, all applicable building, environmental, safety, fire, zoning and subdivision requirements);

(p)	there are no condemnation proceedings pending or, to the best of Tenant’s knowledge, threatened with respect to the Substitute Parcel or any part thereof;

(q)
(i) no written notices, complaints or orders of violation or non-compliance with Environmental Laws (defined below) have been received by Tenant, and no federal, state or local environmental investigation is pending or has been threatened in writing against Tenant with regard to the Substitute Parcel or any use thereof or any alleged violation of Environmental Laws with regard to the Substitute Parcel;

(ii) to the best of Tenant’s knowledge, except as otherwise disclosed in those certain environmental assessment reports of the Substitute Parcel described in Exhibit __ (the “Environmental Report”), the Substitute Parcel has not been used by Tenant or, to the best of Tenant’s knowledge, by any prior owner to generate, manufacture, refine, produce, or process, or to store or transfer any Hazardous Substance (defined below) other than in compliance in all material respects with Environmental Laws;

(iii) to the best of Tenant’s knowledge, except as otherwise disclosed in the Environmental Report, there exists no petroleum contamination to the Substitute Parcel in violation of applicable Environmental Laws which originated on or off the Substitute Parcel requiring assessment or remediation under applicable law or by governmental authorities having jurisdiction, and no underground storage tanks or surface impoundments (other than approved storm water impoundments) have been installed in the Substitute Parcel by Tenant, or, to the best of its knowledge, by other parties, in violation in any material respect of applicable Environmental Laws; and

9

(iv) to the best of Tenant’s knowledge, except as otherwise disclosed in the Environmental Report and in the asbestos report delivered to Landlord, neither Tenant nor, to the best of its knowledge, any third party, has caused a release of any Hazardous Substance, nor is there any friable asbestos at the Substitute Parcel, the removal of which is required by any Environmental Law or the failure to maintain constitutes a material violation of any Environmental Law.

For purposes of this subparagraph, (1) “Environmental Laws” shall mean and include the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation, and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act and all similar federal, state and local environmental laws, ordinances, rules, publications, codes and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules, publications, codes and regulations, now or hereafter existing relating to regulation or control of toxic or hazardous substances or materials, and (2) “Hazardous Substance” shall mean and include any, each and all substances or materials regulated pursuant to any Environmental Laws, including, but not limited to, any such substance, emission or material now or hereafter defined as or deemed to be a regulated substance, hazardous substance, toxic substance, pesticide, hazardous waste or any similar or like classification or categorization thereunder, provided, however, that Hazardous Substances shall not include materials held for sale in containers or used or stored in connection with the operation or maintenance of the Property and in compliance in all material respects with all Environmental Laws, including petroleum products and any waste products generated therefrom;

(r)
the Substitute Parcel is insured or self-insured against loss by fire and hazards with extended coverage and such insurance coverage is in full force and effect and cannot be cancelled without 30 days prior written notice to the named insureds therein. Tenant has not received any notice of termination of such insurance coverage;

(s)	to the best of Tenant’s knowledge, the Substitute Parcel is in good working order for its intended purpose and there are no material structural or other material defects therein;

(t)
to the best of Tenant’s knowledge, the electrical, plumbing, heating, drainage, air conditioning, and other mechanical systems on the Substitute Parcel are in good working order and repair and are adequate in quality and quantity for the proper operation of the Substitute Parcel and are free from material defect;

(u)	all necessary utilities (or wells and/or septic systems) are available to the Substitute Parcel for the present use thereof;

10

(v)
to the best of Tenant’s knowledge, all surveys of the Substitute Parcel or any part thereof delivered by Tenant are, in all material respects, accurate, as-built surveys of the Substitute Parcel or of any part thereof;

(w)
Tenant has not filed any voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy or insolvency laws, or other relief for debtors, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties or its interest in the Substitute Parcel. No court of competent jurisdiction has entered an order, judgment or decree approving a petition filed against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act, and no liquidator of Tenant or of all or any substantial part of its properties or its interest in the Substitute Parcel has been appointed. Tenant has not given notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations;

(x)	Tenant has not dealt with any broker in the negotiations of the transactions contemplated by this Lease, except for ______________________;

(y)
none of the representations and warranties set forth in this certification contains any material misstatement of fact or omits to state a material fact or statement necessary to make the facts or statements contained therein not misleading; and

(z)
upon the transfer and conveyance to Landlord of the Substitute Parcel, Landlord will acquire good and marketable fee simple title in and to the Substitute Parcel, free and clear of any liens, charges, encumbrances, security interests, options or rights of others other than Permitted Encumbrances.

As used herein, the term “Lease” shall include the Lease as amended with the assignment of the Substitute Parcel.

11

SCHEDULE H

GROUP “A” PROPERTIES SUBLEASES

Group A Properties

Schedule H

PID	Bldg Name	Address	City	State	Group	RSF
090036	Hapeville	590 S Central Ave	Hapeville	GA	A	11,328
Quik Trip, M-T-M Lease expired 8/14/2001, Pays $200 per month

250358	Main Office	101 Main St W	Valdese	NC	A	7,876
Hatley Realty, Lease expires 11/30/2006, Pays $170 per month

12

SCHEDULE I

FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
AGREEMENT

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is dated as of the Effective Date set forth on Schedule A attached hereto and made a part hereof between Val T. Orton, as Co-Trustee (“Lender”), the Lessee set forth on Schedule A attached hereto and made a part hereof (“Tenant”), and the Borrower set forth on Schedule A attached hereto and made a part hereof (“Landlord”).

RECITALS

A.
Tenant is the tenant under that certain Lease or Amended and Restated Lease, as applicable, described on Schedule A attached hereto and made a part hereof (the “Lease”), of premises described in Exhibit A attached hereto and made a part hereof (the “Land”), together with the buildings and improvements located on the Land (“Improvements”) (collectively, the “Mortgaged Property”). A memorandum or short form of the Lease, if not previously recorded, may be recorded approximately simultaneously with the recording of this Agreement with the Registry of Deeds/Office of the Clerk or in the Land Records, as applicable, in the county or counties, city or cities, or town or towns as applicable, and state where the Land is located (the “Registry”).

B.
This Agreement is being entered into in connection with a mortgage loan (the “Loan”) from Lender to Landlord, secured by, inter alia: (a) a first mortgage, deed of trust or deed to secure debt on and of the Mortgaged Property (the “Security Instrument”) dated as of even date herewith to be recorded with the Registry concurrently with, but prior to, the recording of this Agreement; and (b) a first assignment of lease and rents (the “Assignment of Lease and Rents”) dated as of even date herewith to be recorded with the Registry concurrently with, but prior to, the recording of this Agreement. The Security Instrument and the Assignment of Lease and Rents are hereinafter collectively referred to as the “Loan Documents.”

AGREEMENT

For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

13

1.
Tenant agrees that the Lease, at the option of Lender upon notice to Tenant, at any time and from time to time, shall be either subject and subordinate, or superior, to the Loan Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of the secured obligations and the Loan Documents, to the full extent of all amounts secured by the Loan Documents from time to time. Such options of Lender may be exercised an unlimited number of times. This Agreement shall constitute notice to Tenant that for the time being, until further written notice to the contrary, Lender elects that the Lease is and shall be subject and subordinate as aforesaid. In addition, to the extent that the Lease shall entitle Tenant to notice of any mortgage, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument.

2.
Notwithstanding the provisions of Section 1 hereof, Lender agrees that, if the Lender exercises any of its rights under the Loan Documents, including an entry by Lender pursuant to the Security Instrument or a foreclosure of, or exercise of any power of sale under, the Security Instrument, or any sale or transfer in lieu thereof, Lender shall not disturb Tenant's right of quiet possession of the Mortgaged Property under the terms of the Lease so long as no “event of default” (as defined in the Lease) shall have occurred and be continuing.

3.
Tenant agrees that, in the event of a foreclosure of the Security Instrument by Lender or the acceptance of a conveyance in lieu of foreclosure by Lender or any other succession of Lender to ownership of Landlord's interest in the Mortgaged Property, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.

4.	Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:

(a)	liable for any act or omission of any prior Landlord (including, without limitation, the then defaulting Landlord), or

(b)	subject to any defense or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or

(c)
bound by any payment of “Basic Rent” or “Additional Rent” (as such terms are defined in the Lease) which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord, (including, without limitation, the then defaulting Landlord), except to the extent such monies are actually received by Lender, or

(d)	bound by any obligation of any prior Landlord to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any such prior Landlord's interest, or

(e)	accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or

14

(f)
bound by any amendment or modification of the Lease or by any waiver or forbearance on the part of any prior Landlord (including, without limitation, the then defaulting Landlord), in either case to the extent the same is made or given without the prior written consent of Lender, or

(g)
liable with respect to warranties or indemnities of any nature whatsoever made by any prior Landlord (including, without limitation, the then defaulting Landlord), including any warranties or indemnities regarding use, compliance with zoning, hazardous wastes or environmental laws, Landlord's title, Landlord's authority, habitability, fitness for purpose, or possession except for the limited covenant of title and quiet enjoyment set forth in the Lease. In the event that Lender shall acquire title to the Mortgaged Property, Lender shall have no obligation, nor incur any liability, beyond Lender's then equity interest, if any, in the Mortgaged Property, and Tenant shall look exclusively to such equity interest of Lender, if any, in the Mortgaged Property for the payment and discharge of any obligations or liability imposed upon Lender hereunder, under the Lease or under any new lease of the Mortgaged Property, except with respect to the misappropriation of insurance or condemnation proceeds which have been received by Lender.

5.
Landlord hereby directs Tenant to, and Tenant agrees to, provide Lender with copies of all communications which are required to be delivered to Landlord in writing and any notice of default in the same manner as, and whenever, Tenant shall give any such document to another party. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord and shall accept notices of default from Lender. Lender's cure of Landlord's default shall not be considered an assumption by Lender of Landlord's other obligations under the Lease. If, in curing any such default, Lender requires access to the Mortgaged Property to effect such cure, Tenant shall furnish access to the Mortgaged Property (excluding Tenant’s security areas such as vaults, modular vaults and automated teller machines) to Lender as required by Lender to effect such cure at all reasonable times and manners; provided that Tenant's occupancy, use and enjoyment of the Mortgaged Property is not unreasonably disrupted thereby. Unless Lender otherwise agrees in writing, Lender shall have no liability to perform Landlord's obligations under the Lease, both before and after Lender's exercise of any right or remedy under this Agreement except as to the rights of Tenant set forth in paragraph 2 hereof. Neither Lender nor any other purchaser at foreclosure or recipient of a deed in lieu thereof shall become liable under the Lease unless and until Lender or such other purchaser or recipient becomes, and then only with respect to periods in which Lender or its designee or nominee is, the owner of Landlord's interest in the Mortgaged Property. Lender shall have the right, without Tenant's consent but subject to the provisions of this Agreement, to foreclose, or exercise any power of sale under, the Security Instrument or to accept a conveyance in lieu of foreclosure of the Security Instrument or to exercise any other remedies under the Loan Documents.

15

6.
Tenant agrees that Tenant shall not, without the prior written consent of Lender, (a) amend or modify the Lease, (b) terminate, cancel or surrender the Lease except in accordance with the express provisions thereof, or enter into any agreement with Landlord to do so, (c) pay any installment of Basic Rent or Additional Rent under the Lease more than three months in advance of the due date thereof or otherwise than in the manner provided for in the Lease, or (d) sublease all or any part of the Mortgaged Property except in accordance with the terms of the Lease. Any attempt to effect the foregoing without Lender’s consent shall be void. Tenant further agrees that upon the assignment or sublease of the Lease in accordance with the terms of the Lease, Tenant shall remain primarily liable for all obligations under the Lease. Tenant further agrees that, to the extent that the Mortgaged Property does not consist of one or more contiguous tax parcels that lie entirely within the boundaries of the Mortgaged Property (the “Tax Parcel Requirement”), Tenant will perform such commercially reasonable acts and make such filings as are necessary to cause the Mortgaged Property to comply with the Tax Parcel Requirement within a reasonable period of time after the date hereof, not to exceed eighteen (18) months, and until such time as the Tax Parcel Requirement is satisfied, Tenant will pay all “taxes” (as defined in the Lease) assessed and/or due against all real estate lying within any tax parcel that includes any portion of the Mortgaged Property as and when such taxes are due.

7.
Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord. Tenant hereby consents to the Assignment of Lease and Rents. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall become the owner of the Mortgaged Property or shall specifically undertake such liability in writing.

8.
In accordance with the terms of the Lease, Tenant agrees to permit Lender and or Landlord and Lender's and/or Landlord's representatives access to, and an opportunity to inspect, the Mortgaged Property (excluding Tenant’s security areas such as vaults, modular vaults and automated teller machines) during normal business hours and upon reasonable notice.

9.
Landlord hereby directs Tenant, and Tenant hereby agrees, to pay and deliver to Lender all rentals and other sums due to Landlord under the Lease in accordance with the terms and provisions of the Lease. All sums payable to Lender shall be paid in immediately available funds on the due date thereof at Lender’s address set forth herein or by wire transfer to Wells Fargo Bank Northwest, N.A., ABA # 121-000-248, account No. 051-0922115, ref: Wachovia Lease, or such other address and/or account as shall be designated by Lender in writing to the Tenant. No payment made by Tenant shall be effective to discharge the obligations of Tenant under the Lease to make such payments or be of any other force or effect unless paid to Lender. Tenant acknowledges that any purported rejection of a Rejectable Offer under the Lease shall be void unless it is accompanied by the written consent of Lender.

16

10.
If Tenant is a corporation, the individual executing this Agreement on behalf of such corporation is duly authorized to execute and deliver this Agreement on behalf of such corporation, and that this Agreement is binding upon such corporation in accordance with its terms.

11.
Any notice, demand, statement, request or consent made hereunder shall be effective and valid only if in writing, referring to this Agreement, signed by the party giving such notice, and delivered either personally to such other party, or sent by nationally recognized overnight courier delivery service or by certified mail of the United States Postal Service, postage prepaid, return receipt requested, addressed to the other party at such party’s Notice Address as indicated on Schedule A attached hereto and made a part hereof (or to such other address or person as either party or person entitled to notice may by notice to the other party specify).

12.
Unless otherwise specified, notices shall be deemed given as follows: (i) if delivered personally, when delivered, (ii) if delivered by nationally recognized overnight courier delivery service, on the business day following the business day such material is sent, or (iii) if sent by certified mail, five (5) business days after such notice has been sent.

13.
The term “Lender” as used herein includes any successors or assigns of the Lender named herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a conveyance in lieu of foreclosure, and their successors and assigns, and the term “Tenant” as used herein includes the Tenant named herein (the “Original Tenant”) and any successors or assigns of the Original Tenant.

14.
If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

15.
Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

16.	This Agreement shall be construed in accordance with the laws of the State in which the Mortgaged Property are located.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

17

ATTACH SIGNATURES AND ACKNOWLEDGEMENTS
OF LANDLORD, TENANT, LENDER

Exhibit A

Legal Description

(Attached following this page.)

PID #______________

SCHEDULE A

[Master Schedule]

PID #______________